$15,000,000

                WORKING CAPITAL CREDIT AGREEMENT

                           dated as of

                          July 29, 1994

                              among


                    NATIONAL DATA CORPORATION

                     The Banks Listed Herein

                               and

                 WACHOVIA BANK OF GEORGIA, N.A.,
                            as Agent

                        TABLE OF CONTENTS

                        CREDIT AGREEMENT


                            ARTICLE I

                           DEFINITIONS

     SECTION 1.01   Definitions                            1
     SECTION 1.02   Accounting Terms and Determinations   13
     SECTION 1.03   References                            13
     SECTION 1.04   Use of Defined Terms                  13
     SECTION 1.05   Terminology                           13

                           ARTICLE II

                           THE CREDITS

     SECTION 2.01   Commitments to Lend                   13
     SECTION 2.02   Method of Borrowing                   14
     SECTION 2.03   Notes                                 16
     SECTION 2.04   Maturity of Loans                     16
     SECTION 2.05   Interest Rates                        16
     SECTION 2.06   Fees                                  18
     SECTION 2.07   Optional Termination or Reduction of
                    the Commitments                       18
     SECTION 2.08   Mandatory Reduction and Termination
                    of Commitments                        18
     SECTION 2.09   Optional Prepayments                  18
     SECTION 2.10   Mandatory Prepayments                 19
     SECTION 2.11   General Provisions as to Payments     19
     SECTION 2.12   Computation of Interest and Fees      19

                           ARTICLE III

                    CONDITIONS TO BORROWINGS

     SECTION 3.01   Conditions to First Borrowing         20
     SECTION 3.02   Conditions to All Borrowings          21

                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

     SECTION 4.01   Corporate Existence and Power         22
     SECTION 4.02   Corporate and Governmental
                    Authorization; No Contravention       22
     SECTION 4.03   Binding Effect                        22
     SECTION 4.04   Financial Information                 23
     SECTION 4.05   No Litigation                         23
     SECTION 4.06   Compliance with ERISA                 23
     SECTION 4.07   Taxes                                 23
     SECTION 4.08   Subsidiaries                          24
     SECTION 4.09   Not an Investment Company             24
     SECTION 4.10   Ownership of Property; Liens          24
     SECTION 4.11   No Default                            24
     SECTION 4.12   Full Disclosure                       24
     SECTION 4.13   Environmental Matters                 24
     SECTION 4.14   Capital Stock                         25
     SECTION 4.15   Margin Stock                          25
     SECTION 4.16   Insolvency                            25

                            ARTICLE V

                            COVENANTS

     SECTION 5.01   Information                           26
     SECTION 5.02   Inspection of Property, Books and
                    Records                               28
     SECTION 5.03   Restricted Payments                   28
     SECTION 5.04   Fixed Charges Coverage                28
     SECTION 5.05   Loans or Advances                     29
     SECTION 5.06   Investments; Acquisitions             29
     SECTION 5.07   Negative Pledge                       30
     SECTION 5.08   Debt                                  31
     SECTION 5.09   Maintenance of Existence              32
     SECTION 5.10   Dissolution                           32
     SECTION 5.11   Consolidations, Mergers and Sales
                    of Assets                             32
     SECTION 5.12   Use of Proceeds                       33
     SECTION 5.13   Compliance with Laws; Payment of
                    Taxes                                 33
     SECTION 5.14   Insurance                             33
     SECTION 5.15   Change in Fiscal Year                 34
     SECTION 5.16   Maintenance of Property               34
     SECTION 5.17   Environmental Notices                 34
     SECTION 5.18   Environmental Matters                 34
     SECTION 5.19   Environmental Release                 34
     SECTION 5.20   Future Subsidiaries                   34

                           ARTICLE VI

                            DEFAULTS

     SECTION 6.01   Events of Default                     35
     SECTION 6.02   Notice of Default                     38

                           ARTICLE VII

                            THE AGENT

     SECTION 7.01   Appointment; Powers and Immunities    38
     SECTION 7.02   Reliance by Agent                     39
     SECTION 7.03   Defaults                              39
     SECTION 7.04   Rights of Agent as a Bank             39
     SECTION 7.05   Indemnification                       40
     SECTION 7.06   Payee of Note Treated as Owner        40
     SECTION 7.07   Nonreliance on Agent and Other Banks  40
     SECTION 7.08   Failure to Act                        41
     SECTION 7.09   Resignation or Removal of Agent       41

                          ARTICLE VIII

              CHANGE IN CIRCUMSTANCES; COMPENSATION

     SECTION 8.01   Basis for Determining Interest Rate
                    Inadequate or Unfair                  42
     SECTION 8.02   Illegality                            42
     SECTION 8.03   Increased Cost and Reduced Return     43
     SECTION 8.04   Base Rate Loans Substituted for
                    Affected Euro-Dollar Loans            44
     SECTION 8.05   Compensation                          45

                           ARTICLE IX

                          MISCELLANEOUS

     SECTION 9.01   Notices                               45
     SECTION 9.02   No Waivers                            46
     SECTION 9.03   Expenses; Documentary Taxes           46
     SECTION 9.04   Indemnification                       46
     SECTION 9.05   Sharing of Setoffs                    48
     SECTION 9.06   Amendments and Waivers                49
     SECTION 9.07   No Margin Stock Collateral            50
     SECTION 9.08   Successors and Assigns                50
     SECTION 9.09   Confidentiality                       52
     SECTION 9.10   Representation by Banks               53
     SECTION 9.11   Obligations Several                   53
     SECTION 9.12   Georgia Law                           53
     SECTION 9.13   Interpretation                        53
     SECTION 9.14   WAIVER OF JURY TRIAL; CONSENT
                    TO JURISDICTION                       53
     SECTION 9.15   Counterparts                          54


     EXHIBIT A                                            56

     EXHIBIT B                                            59

     EXHIBIT C                                            62

     EXHIBIT D                                            64

     EXHIBIT E                                            67

     EXHIBIT F                                            69

     EXHIBIT G                                            77

     EXHIBIT H                                            88

     Schedule 4.01                                        89

     Schedule 4.08                                        90

                WORKING CAPITAL CREDIT AGREEMENT


          AGREEMENT dated as of July 29, 1994 among NATIONAL DATA
CORPORATION, the BANKS listed on the signature pages hereof and WACHOVIA BANK OF GEORGIA, N.A., as Agent.

          The parties hereto agree as follows:


                            ARTICLE I

                           DEFINITIONS

          SECTION 1.01. Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

          "Acquisition Credit Agreement" means that certain Acquisition Credit Agreement, dated as of even date herewith, among the Borrower, the banks from time to time party thereto, and Wachovia Bank of Georgia, N.A., as the Agent thereunder, together with all amendments and supplements thereto.

          "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

          "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person"), (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Borrower owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means Wachovia Bank of Georgia, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, its successors and permitted assigns in such capacity, and any other Person appointed as Agent in accordance with
Section 7.09.

          "Agreement" means this Working Capital Credit
Agreement, together with all amendments and supplements hereto.

          "Applicable Margin" has the meaning set forth in
Section 2.05(a).

         "Assignee" has the meaning set forth in Section 9.08(c).

         "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit D.

         "Authority" has the meaning set forth in Section 8.02.

         "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and permitted assigns.

         "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate minus 1.0%, and (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be determined as at the end of any day and shall be effective on the date of each such change.

         "Base Rate Loan" means a Loan to be made as a Base Rate
Loan pursuant to the applicable Notice of Borrowing, Section
2.02(f), or Article VIII, as applicable.

         "Borrower" means National Data Corporation, a Delaware corporation, and its successors and permitted assigns.

         "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

         "Capital Expenditures" means for any period the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

         "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

         "CERCLA" means the Comprehensive Environmental Response
Compensation and Liability Act, 42 U.S.C. 9601 et. seq. and its implementing regulations and amendments.

         "CERCLIS" means the Comprehensive Environmental Response
Compensation and Liability Inventory System established pursuant to CERCLA.

         "Change of Law" shall have the meaning set forth in
Section 8.02.


         "Closing Date" means July 29, 1994.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

         "Commitment" means, as to any Bank, the obligation of such Bank to make Loans in an aggregate principal amount at any time outstanding up to but not exceeding the amount set forth opposite such Bank's name on the signature pages hereof (as the same may be reduced from time to time pursuant to the provisions of this Agreement).

         "Compliance Certificate" has the meaning set forth in
Section 5.01(c).

         "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "Consolidated Fixed Charges" means, without duplication, as at any date of determination, the sum of (i) Consolidated Interest Expense, (ii) all payment obligations of the Borrower and its Consolidated Subsidiaries under all operating leases and rental agreements and (iii) any Consolidated Debt scheduled to be paid within 1 year of such date of determination.

         "Consolidated Interest Expense" for any period means, without duplication, interest, whether expensed or capitalized, in respect of outstanding Consolidated Debt of the Borrower and its Consolidated Subsidiaries during such period; provided, that, in determining Consolidated Interest Expense, interest on Debt referred to in clauses (viii) and (ix) of the definition of Debt shall only be included to the extent that the Borrower's or any Consolidated Subsidiary's obligation to pay such Debt is not contingent in nature, as of any date of determination.

         "Consolidated Net Income" means, for any period, the Net
Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.


         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations (regardless of whether contingent or absolute) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Rate" means, with respect to any Loan, on any day, the sum of 2.0% plus the then highest interest rate
(including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such class of Loans are actually outstanding hereunder).

         "Depreciation" means for any period the sum of all depreciation expenses of the Borrower and its Consolidated
Subsidiaries for such period, as determined in accordance with GAAP.

         "Dividends" means for any period the sum of all dividends paid or declared during such period in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital
Stock).

         "Dollars" or "$" means dollars in lawful currency of the United States of America.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

         "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower required by any Environmental Requirement.


         "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

         "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

         "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

         "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any, violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

         "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

         "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

         "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

         "Euro-Dollar Business Day" means any Domestic Business
Day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Euro-Dollar Loan" means a Loan to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.


         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(c).

         "Event of Default" has the meaning set forth in Section
6.01.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

         "Financial Institution" has the meaning ascribed thereto in O.C.G.A. 7-1-4(21) as of the date hereof.

         "First Chicago" means The First National Bank of
Chicago, a national banking association and its successors and permitted assigns.

         "Fiscal Quarter" means any fiscal quarter of the Borrower.

         "Fiscal Year" means any fiscal year of the Borrower.

         "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. 6901 et. seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

         "Income Available for Fixed Charges" for any period means the sum of (i) Consolidated Net Income, (ii) taxes on income, (iii) depreciation, (iv) interest expense, (v) all payment obligations of the Borrower and its Consolidated Subsidiaries for such period under all operating leases and rental agreements, and (vi) amortization of intangible assets, all determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP.

         "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second or third month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b)  any Interest Period which begins on the last
    Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and


         (c) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

         (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

         (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

         "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

         "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

         "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement, which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means, as to any Bank, a Loan made by such Bank pursuant to Section 2.01.

         "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranties, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered in connection with this Agreement, the Notes, the Loans or the Subsidiary Guaranties, as such documents and instruments may be amended or supplemented from time to time.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

         "Long-Term Debt" means at any date any Consolidated Debt which matures (or the maturity of which may at the option of the Borrower or any Consolidated Subsidiary be extended such that it matures) more than one year after such date.

         "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

         "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower or any Subsidiary Guarantor to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

         "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

         "NDPS" means National Data Payment Systems, Inc., a New
York corporation, and its successors and permitted assigns.

         "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

         "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

         "Notice of Borrowing" has the meaning set forth in
Section 2.02.

         "Obligations" means any and all Debt, liabilities and obligations of Borrower to the Agent or any of the Banks pursuant to this Agreement or any of the other Loan Documents.

         "Participant" has the meaning set forth in Section
9.08(b).


         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

         "Properties" means, as of the date of any determination, all real property currently owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

         "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

         "Regulation G" means Regulation G of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Regulation T" means Regulation T of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Regulation X" means Regulation X of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Required Banks" means at any time Banks having at least
67% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 67% of the aggregate outstanding principal amount of the Notes.

         "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

         "Sanwa" means Sanwa Business Credit Corporation.

         "Sanwa Letter Agreement" means that certain Letter
Agreement, dated October 30, 1992, between Technology Sales and
Leasing Co., Inc. and Sanwa, together with all amendments and supplements thereto.

         "Stockholders' Equity" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "Subsidiary Guarantor" means a Subsidiary which has executed a Subsidiary Guaranty in connection herewith or pursuant to Section 5.20.

         "Subsidiary Guaranties" means any one or more or all, as the context shall require or permit, of those certain Subsidiary Guaranty Agreements, substantially in the form of Exhibit "G" (with such revisions as are necessary in order to reflect the date on which such are being executed, the parties thereto and hereto, and any other necessary changes which relate to matters of appropriate references therein), executed and delivered by the Subsidiary Guarantors from time to time in favor of the Agent, for the ratable benefit of the Banks, including, without limitation, the Subsidiary Guaranty made by certain Subsidiary Guarantors on even date herewith together with all amendments and supplements thereto.

         "Termination Date" means August 2,1995, or such later date as may be agreed upon by each of the Banks and the Agent.

         "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

         "Transferee" has the meaning set forth in Section
9.08(d).

         "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Loans.

         "Wachovia" means Wachovia Bank of Georgia, N.A., a national banking association and its successors and permitted assigns.

         "Wachovia Letter of Credit" means that certain
Irrevocable Standby Letter of Credit LC870-008806 issued by
Wachovia (formerly known as The First National Bank of Atlanta) in favor of Texas Commerce Bank for the account of the Borrower, together with all amendments and supplements thereto, and renewals thereof.

         "Wachovia Letter of Credit Obligations" means at any time the sum of the aggregate (i) unfunded amount of the Wachovia Letter of Credit, plus (ii) amounts owing to Wachovia by the Borrower due to payments made by Wachovia under the Wachovia Letter of Credit which have not been reimbursed by the Borrower.

         "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of any of the Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under
Section 5.01, shall mean the financial statements referred to in
Section 4.04).

         SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to Articles, exhibits, schedules, sections and other subdivisions hereof.

         SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

         SECTION 1.05. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                           ARTICLE II

                           THE CREDITS

         SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth herein, to make
Loans as follows:


         From time to time prior to the Termination Date, each Bank shall make Loans to the Borrower in an aggregate principal amount at any one time outstanding which shall not exceed its Commitment. Each (i) Euro-Dollar Borrowing under this Section
2.01 shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 and (ii) Base Rate Borrowing under this Section 2.01 shall be in an aggregate principal amount of $500,000 or any larger multiple of $500,000, (except that any such Euro-Dollar or Base Rate Borrowing may be in any lesser amount equal to the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in accordance with their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay or, to the extent permitted by Section 2.09, prepay Loans and reborrow under this Section 2.01 at any time before the Termination Date.

         SECTION 2.02. Method of Borrowing. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E, on the same day (before 10:30 A.M., Atlanta, Georgia time) for each Base Rate Borrowing, and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

         (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar
    Borrowing,

         (ii) the aggregate amount of such Borrowing,

         (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

         (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         (b) Upon receipt of a Notice of Borrowing the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (c) Not later than 1:00 P.M. (Atlanta, Georgia time) on the date of each Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower by 4:00 P.M. (Atlanta, Georgia time) on the date of a Borrowing at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in or specified pursuant to Section 9.01, no later than 12:00 P.M. (local time at such address) on the date of a Borrowing stating that such Bank will not make a Loan in connection with such Borrowing, the Agent shall be entitled to assume that such Bank will make a Loan in connection with such Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the Federal Funds Rate for each such day during such period, provided that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If the Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.

         (d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.11, as the case may be.

         (e) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived.

         (f) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature (in accordance with Section 2.04) in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans.


         (g) Notwithstanding anything to the contrary contained herein, there shall not be more than 8 interest rates (including the Applicable Margins) applicable to the Loans at any given time.

         SECTION 2.03. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

         (b) Upon receipt of each Bank's Note pursuant to Section 3.01, the Agent shall mail such Note to such Bank. Each Bank shall record, and prior to any transfer of each of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether such Loan is a Base Rate Loan or Euro-Dollar Loan, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

         SECTION 2.04. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing. The entire principal balance of the Loans, together with all accrued but unpaid interest thereon, shall be due and payable on the Termination Date.

         SECTION 2.05. Interest Rates. (a) "Applicable Margin" means:

              (i)  for any Base Rate Loan, 0.0%, and

              (ii) for any Euro-Dollar Loan, 0.75%.

         (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if any Euro-Dollar Loan shall, as a result of paragraph (1)(c) of the definition of Interest Period, have an Interest Period of less than 1 month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/16th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that (i) if more than one such offered rate appears on the Reuters Screen LIBO Page, the "London Interbank Offered Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of such offered rates; (ii) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a term comparable to such Interest Period in an amount equal or comparable to the principal amount of such Euro-Dollar Loan.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).


         (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopier, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         SECTION 2.06. Fees. (a) The Borrower shall pay to the Agent for the account of each Bank a facility fee calculated at the rate of 0.375% per annum on the total amount of the Commitments (without regard to the outstanding principal amount of the Loans). Such facility fees shall accrue from and including the Closing Date to but excluding the Termination Date and shall be payable, in arrears, on each March 31, June 30, September 30 and December 31, and on the Termination Date.

         (b) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, on the Closing Date (prorated for the period from the Closing Date to June 30, 1993), and on each March 31, June 30, September 30 and December 31 thereafter, and on the Termination Date, a fully earned and non-refundable administrative fee in the amount of $2,500 per calendar quarter (or portion thereof) occurring prior to the Termination Date.

         SECTION 2.07. Optional Termination or Reduction of the Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $1,000,000, the Commitments. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.06) shall be due and payable on the effective date of such termination and shall not thereafter accrue.

         SECTION 2.08. Mandatory Reduction and Termination of
Commitments.  The Commitments shall terminate on the Termination
Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 2.09. Optional Prepayments. (a) The Borrower may, on any Domestic Business Day, by notice to the Agent prior to 10:30 A.M. on such date, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

         (b) Subject to Section 8.05, the Borrower may, on any Euro-Dollar Business Day, by notice to the Agent prior to 10:30 A.M. (Atlanta, Georgia time) on such date, prepay any Euro-Dollar Loan in whole at any time, or from time to time in part, prior to the maturity thereof, in amounts aggregating at least $1,000,000 (except that any such prepayment may be in any lesser amount equal to the entire outstanding balance of any relevant Euro-Dollar Loan), by paying the principal amount to be prepaid together with accrued interest thereon to the date of the prepayment.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.10. Mandatory Prepayments. (a) On each date on which the Commitments are reduced pursuant to Section 2.07 or
Section 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced.

         (b) Each and every calendar month during the term of this Agreement, the Borrower shall repay or prepay the Loans to the extent necessary to cause the aggregate outstanding principal balance of the Loans to be not greater than $3,000,000 for a period of not less than 5 consecutive calendar days.

         SECTION 2.11. General Provisions as to Payments.
(a)The Borrower shall make each payment of principal of, and interest on, the Loans and of facility fees hereunder, not later than 10:30 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

         (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of facility fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

         SECTION 2.12. Computation of Interest and Fees. Interest on Base Rate Loans shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


                           ARTICLE III

                    CONDITIONS TO BORROWINGS

         SECTION 3.01. Conditions to First Borrowing. The obligation of each Bank to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and receipt by the Agent of the following (in sufficient number of counterparts (except as to the

Notes) for delivery of a counterpart to each Bank and retention of one counterpart by the Agent):

         (a) from each of the parties to the Loan Documents of either (i) a duly executed counterpart of each of the Loan Documents signed by such party or (ii) a telex or facsimile transmission stating that such party has duly executed a counterpart of each of the Loan Documents and sent such counterparts to the Agent;

         (b) a duly executed Note for the account of each Bank complying with the provisions of Section 2.03;

         (c) a duly executed Subsidiary Guaranty, dated as of the Closing Date, substantially in the form of Exhibit G;

         (d) an opinion (together with any opinions of local counsel relied on therein) of (i) Michael Ingram, general counsel to the Borrower and its Subsidiaries, and (ii) Alston & Bird, special counsel for the Borrower and the Subsidiary Guarantors, in each case dated as of the Closing Date, substantially in the form of Exhibit B and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

         (e) an opinion of Jones, Day, Reavis & Pogue special counsel for the Banks and the Agent, dated the date of the Closing Date, substantially in the form of Exhibit C and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

         (f) a certificate, dated as of the Closing Date, signed on behalf of the Borrower by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the Closing Date and (ii) the representations and warranties of the Borrower contained in
    Article IV are true on and as of the Closing Date;

         (g) a duly executed Termination and Release Agreement, dated as of the Closing Date, substantially in the form of Exhibit H;

         (h) all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower or any Subsidiary Guarantor, the corporate authority for and the validity of the Loan Documents to which it is a party, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including, without limitation, a certificate of incumbency of the Borrower and each Subsidiary Guarantor, signed by its respective Secretary or an Assistant Secretary, certifying as to the names, true signatures and incumbency of its respective officer or officers authorized to execute and deliver the Loan Documents to which it is a party, and certified copies of the following items as to the Borrower and each Subsidiary Guarantor: (i) its Certificate of Incorporation, (ii) its Bylaws, (iii) a certificate of the Secretary of State of (x) the States of Delaware and Georgia as to the good standing of the Borrower as a Delaware corporation, and (y) the state of incorporation of each Subsidiary Guarantor as to its good standing therein, and (iv) the action taken by its Board of Directors authorizing its execution, delivery and performance of the Loan Documents to which it is a party; and

         (i)  a Notice of Borrowing.

         SECTION 3.02. Conditions to All Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

         (a)  receipt by the Agent of a Notice of Borrowing;

         (b) the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing;

         (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing except for changes permitted herein and except to the extent that such representations and warranties relate solely to an earlier date; and

         (d) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans of each Bank will not exceed the amount of its Commitment.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in paragraphs (b), (c) and (d) of this Section; provided that such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in
Section 4.04(b) as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Banks if the aggregate outstanding principal amount of the Loans immediately after such Borrowing will not exceed the aggregate outstanding principal amount thereof immediately before such Borrowing.


                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction set forth on Schedule 4.01 and the failure of the Borrower to be so qualified in any other jurisdiction could not reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any such licenses, authorizations, consents and approvals could not reasonably be expected to have or cause a Material Adverse Effect.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action,
(iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents to which the Borrower is a party, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency, fraudulent transfer, and similar laws affecting the enforcement of creditors' rights generally.

         SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of May 31, 1993, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Arthur Andersen & Co., copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower for the interim period ended February 28, 1994, copies of which have been delivered to each of the Banks, fairly present in all material respects, in conformity with GAAP (subject to normal, recurring, year-end audit adjustments), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

         (b) Since May 31, 1993, there has been no event, act, condition or occurrence having a Material Adverse Effect.

         SECTION 4.05. No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have or cause a Material Adverse Effect.

         SECTION 4.06. Compliance with ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC under Title IV of ERISA.

         (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

         SECTION 4.07. Taxes. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid or contested as permitted by Section 5.13. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries' have been examined and closed through the Fiscal Year ended May 31, 1992.


         SECTION 4.08. Subsidiaries. Each of the Subsidiary Guarantors is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is qualified to transact business in every jurisdiction set forth in Schedule 4.08 and the failure of any such Subsidiary Guarantor to be so qualified in any other jurisdictions could not reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any such licenses, authorizations, consents and approvals could not reasonably be expected to have or cause a Material Adverse Effect. The Borrower has no Subsidiaries except for those Subsidiaries listed on Schedule 4.08, which accurately sets forth their respective jurisdictions of incorporation.

         SECTION 4.09. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.10. Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in
Section 5.07.

         SECTION 4.11. No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party (including, without limitation, the Subsidiary Guaranties) or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         SECTION 4.12. Full Disclosure. All (i) information, whether written or oral, heretofore furnished by either the chief executive officer, chief financial officer, chief accounting officer, controller or chief legal officer of the Borrower, and
(ii) written information heretofore furnished by any of the other employees of the Borrower, to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by such representatives of the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts known to the Borrower, after due inquiry, which could reasonably be expected to have or cause a Material Adverse Effect.

         SECTION 4.13. Environmental Matters. (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could reasonably be expected to have or cause a Material Adverse Effect and, to the best of the Borrower's knowledge, neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. To the best of the Borrower's knowledge, none of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

         (b) No Hazardous Materials are being, and, to the best of the Borrower's knowledge, have been, used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, without independent inquiry, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance in all material respects with all applicable Environmental Requirements.

         (c) Borrower and each of its Subsidiaries is in compliance in all material respects with all Environmental
Requirements in connection with the operation of the Properties and Borrower's and each of its Subsidiary's respective businesses.

         SECTION 4.14. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries is owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of Capital Stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

         SECTION 4.15. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

         SECTION 4.16. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A. 18-2-22 or as defined in 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.


                            ARTICLE V

                            COVENANTS

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

         SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

         (a) as soon as available and in any event within 95 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Arthur Andersen & Co. or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks; provided, that delivery pursuant to paragraph (i) below of copies of the Annual Report on Form 10-K of the Borrower for such Fiscal Year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.01(a);

         (b) as soon as available and in any event within 50 days after the end of each of the first three quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related statement of income and statement of cash flows for such quarter and for the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation in all material respects, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower; provided, that delivery pursuant to clause (g) below of copies of the Quarterly Report on Form 10-Q of the Borrower for such Fiscal Quarter filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.01(b);

         (c) simultaneously with the delivery of each set of financial statements referred to in Sections 5.01(a) and (b) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03 through 5.08, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention in the course of their audit to cause them to believe that any Default existed on the date of such financial statements;

         (e) within 5 Domestic Business Days after the chief executive officer, chief financial officer, chief accounting officer, controller or chief legal officer of the Borrower (or any other individual having similar duties and responsibilities as any of the foregoing although not having the same title) becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer or such other Person of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

         (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

         (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02  Inspection of Property, Books and Records.

The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired. Notwithstanding the foregoing, prior to the occurrence of a Default, no Bank may engage in (i) more than 2 inspections per Fiscal Year or (ii) discussions with the Borrower's independent public accountants, unless the Borrower shall have otherwise consented to same.

         SECTION 5.03. Restricted Payments. The Borrower will not declare or make any Restricted Payment during any Fiscal Year unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made during such Fiscal Year does not exceed $6,000,000 and no Default shall be in existence (which has not been specifically waived in writing pursuant to Section 9.06) either immediately preceding or succeeding the making or declaration of any such Restricted Payment.

         SECTION 5.04. Fixed Charges Coverage. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending May 31, 1994, the ratio of Income Available for Fixed Charges for the immediately preceding 4 Fiscal Quarters then ended to the sum of (i) Consolidated Fixed Charges, (ii) Dividends, (iii) Capital Expenditures (excluding Capital Expenditures which constitute acquisitions permitted by clauses (x) and (y) of Section 5.06(b)), and (iv) to the extent not already counted in determining Consolidated Fixed Charges, principal payments scheduled to be made under any "earn-out" agreements of the Borrower, in each case for the immediately preceding 4 Fiscal Quarters then ended, shall not have been less than 1.10 to 1.0; provided, that, notwithstanding the foregoing, in determining Consolidated Fixed Charges for purposes of this Section 5.04, (i) for so long as the "Termination Date" under the Acquisition Credit Agreement shall be more than 1 year from any date of determination, 25.0% of the "Loans" outstanding under the Acquisition Credit Agreement shall be deemed to be Consolidated Debt scheduled to be paid within 1 year, (ii) if the "Termination Date" under the Acquisition Credit Agreement shall be less than 1 year from any date of determination, 33.34% of the "Loans" outstanding under the Acquisition Credit Agreement shall be deemed to be Consolidated Debt scheduled to be paid within 1 year, and (iii) the Loans outstanding under this Agreement shall be excluded from the definition of Consolidated Debt.

         SECTION 5.05. Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding $1,000,000 in the aggregate principal amount outstanding at any time for the Borrower and its Subsidiaries, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date, (ii) deposits required by government agencies or public utilities, (iii) loans or advances to Subsidiary Guarantors or to the Borrower, and (iv) travel advances to employees not exceeding $500,000 in the aggregate principal amount outstanding at any time for the Borrower and its Subsidiaries, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii) and (iv) of this Section, no Default shall be in existence (which has not been specifically waived in writing pursuant to Section 9.06).

         SECTION 5.06. Investments; Acquisitions. (a) Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Sections 5.05 and 5.06(b), and except Investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a bank rated A-1 or better by Standard & Poor's corporation or P1 or better by Moody's Investors Service Inc.,
(iii) commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition, (iv) Subsidiary Guarantors, and/or (v) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc.; provided, that this Section shall not prohibit the Borrower's Guarantee of certain obligations of Technology Sales and Leasing Co., Inc. under the Sanwa Letter Agreement to the extent that such Guarantee and the Debt Guaranteed pursuant thereto is not prohibited by Section 5.08.

         (b) Without the prior written consent of the Agent and the Required Banks, the Borrower will not, and it will not permit any Subsidiary to, acquire, whether directly or through the purchase of stock, convertible notes or otherwise, any assets other than the acquisition of the assets of a Subsidiary Guarantor or of fixed assets (which fixed assets do not constitute all or substantially all of the assets of the Person from whom such assets are acquired) unless (x) such acquisition is of a business which is similar (as to product sold or service rendered) to the Borrower's, or any relevant Subsidiary's, business, (y) such acquisition is to be made upon a negotiated basis with the approval of the board of directors of the Person to be acquired, or of the percentage of ownership interests required by the charter documents of such Person to approve any such acquisition, and (z) no Default shall be in existence or be caused thereby (which has not been specifically waived in writing pursuant to Section 9.06).

         SECTION 5.07. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for the following:

         (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $22,263,000.00;

         (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated
    Subsidiary and not created in contemplation of such event;

         (c) any Lien on any asset securing Debt (including, without limitation, a capital lease) incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

         (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

         (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated
    Subsidiary and not created in contemplation of such acquisition;

         (f) Liens securing Debt owing by any (i) Subsidiary to the Borrower or (ii) Subsidiary Guarantor to another
    Subsidiary Guarantor;

         (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

         (h) Liens incidental to the conduct of its business or the ownership of its assets, including, without limitation, Liens of materialmen and landlords, which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (i)  any Lien in respect of any taxes which are either
    (x) not, as at any date of determination, due and payable or
    (y) being contested in good faith as permitted by Section
    5.13;

         (j) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that such Person shall have established reserves which are adequate under GAAP for such judgments or awards.

         (k) Liens existing on the date of this Agreement created by NDPS on certain of its assets, and securing certain indemnity obligations of NDPS to the sellers of the merchant credit card processing contracts;

         (l) Liens securing the Borrower's and/or Technology Sales and Leasing Co., Inc.'s recourse obligations to Sanwa in respect of certain equipment lease and software license agreements sold to Sanwa by the Borrower or by Technology Sales and Leasing Co., Inc. and Guaranteed by the Borrower from time to time; provided, that such Liens shall only attach to property which has been sold to Sanwa; and

         (m) Liens not otherwise permitted by the foregoing paragraphs of this Section securing Debt (other than indebtedness represented by the Notes) in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

Provided Liens permitted by the foregoing paragraphs (a) through
(m) inclusive (excluding (l)) shall at no time secure Debt in an aggregate amount greater than $38,263,000.00.

         SECTION 5.08. Debt. The Borrower will not, nor will it permit any Subsidiary to incur, any Debt other than (i) Debt arising under this Agreement, the Acquisition Credit Agreement, or the other Loan Documents, (ii) the Wachovia Letter of Credit Obligations, (iii) Debt in existence as of the date hereof and secured by Liens permitted by Section 5.07, (iv) Debt incurred after the date hereof in an aggregate amount up to $10,000,000 at any time outstanding, resulting from the periodic sale of equipment lease and software license agreements; provided, however, that for purposes of this clause (iv), the Borrower's or any Subsidiary's obligations resulting from the sale of equipment lease and software license agreements shall be counted as Debt only if and to the extent that there is any recourse to the Borrower or such Subsidiary or to the assets of the Borrower or such Subsidiary; (v) Debt in respect of a private placement transaction (provided, that, no more than 10.0% of the aggregate principal amount received by the Borrower or any Subsidiary pursuant to any such private placement transaction shall be scheduled to be paid during the first year following the closing thereof) and (vi) other Debt which shall not exceed $22,000,000.00 in the aggregate at any given time, after the date hereof; provided, that, at no time shall the aggregate amount of Debt owing to Financial Institutions (other than Wachovia and First Chicago to the extent permitted herein) exceed $10,000,000.

         SECTION 5.09. Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained; provided, that the (i) Borrower may dissolve Subsidiaries pursuant to Section 5.10 and (ii) the Borrower or any Subsidiary may discontinue a business line pursuant to Section 5.11.

         SECTION 5.10. Dissolution. Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by Section 5.11; provided, that the Borrower may dissolve Subsidiaries from time to time if (i) the Board of Directors of the Borrower has determined that such dissolution is desirable, and (ii) the Borrower has provided the Banks with evidence satisfactory to the Banks, in their reasonable judgment, that such dissolution could not reasonably be expected to have or cause a Material Adverse Effect.

         SECTION 5.11. Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiary Guarantors may merge with and sell assets to, one another and the Borrower, (c) the Borrower and the Subsidiaries may eliminate or discontinue business lines and segments from time to time if such action (i) has been approved by the Board of Directors of the Borrower, and
(ii) the Borrower or any such Subsidiary provides the Required Banks with evidence satisfactory to the Required Banks, in their reasonable judgment, that such elimination or discontinuance will not jeopardize the Borrower's or any Subsidiary Guarantor's ability to perform under any of the Loan Documents, (d) so long as no Default shall be in existence either immediately prior to or following any asset disposition, the Borrower may sell or otherwise dispose of (x) any of its equipment lease and software license agreements and (y) any of its other assets in an amount of up to $10,000,000 in fair market value during each consecutive 12 month period and (e) during the existence of a Default which does not constitute an Event of Default, the Borrower may continue to sell equipment leases and software license agreements to Sanwa on the same terms on which such sales customarily were consummated prior to such Default.

         SECTION 5.12. Use of Proceeds. The proceeds of the Loans shall be used for working capital and other general corporate purposes. No portion of the proceeds of the Loans will be used by the Borrower (i) in connection with any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

         SECTION 5.13. Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrower will, and will cause each of its Subsidiaries to, pay, prior to the accrual of any penalty in respect thereof, all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if reasonably requested by the Agent, the Borrower will set up reserves in accordance with GAAP.

         SECTION 5.14. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.


         SECTION 5.15. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required
Banks, which consent shall not be unreasonably withheld.

         SECTION 5.16. Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

         SECTION 5.17. Environmental Notices. Upon obtaining knowledge thereof, the Borrower shall furnish to the Banks and the Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing if any of the foregoing could reasonably be expected to have or cause a Material Adverse Effect; provided, that should the Borrower or any Subsidiary receive any written notice with respect to any of the foregoing, then the Borrower shall provide the Banks and the Agent with a copy of same, regardless of whether the facts, events or conditions described therein might have or cause a Material Adverse Effect.

         SECTION 5.18. Environmental Matters. The Borrower will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance in all material respects with all applicable Environmental Requirements.

         SECTION 5.19. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release it will act promptly to investigate the extent of, and to take appropriate remedial action to remedy, such Environmental Release, to the extent required by any applicable Environmental Requirement or any Environmental Judgment and Order.

         SECTION 5.20. Future Subsidiaries. The Borrower shall cause all of its Subsidiaries not existing as of the date hereof to execute and deliver Subsidiary Guaranties, and other Loan Documents related thereto, as requested by the Agent, within 25 Business Days of the creation or acquisition of any such Subsidiary by the Borrower. The delivery of such documents and instruments shall be accompanied by such other documents as the Agent may reasonably request (e.g., certificates of incorporation, articles of incorporation and bylaws, opinion letters, and appropriate resolutions of the Board of Directors of any such Subsidiary Guarantor).


                           ARTICLE VI

                            DEFAULTS

         SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 3 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

         (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.02(ii), 5.03 to 5.12, inclusive, or 5.20; or

         (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Agent at the request of any Bank or (ii) the Borrower otherwise becomes aware of any such failure; or

         (d) any representation, warranty, certification or statement made or incorporated by reference in Article IV or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

         (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding in the aggregate principal amount of $500,000 or greater (other than the Notes) when due or within any applicable grace period; or

         (f) an "Event of Default" shall occur under any of the other Loan Documents; provided, that, should any such "Event of Default" be waived by the Banks, then, such waiver shall operate as a waiver of an Event of Default arising under this
    Section 6.01(f) as a result of same; or

         (g) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of the Borrower or any Subsidiary in the aggregate principal amount of $500,000 or greater (including, without limitation, any "put" of such Debt to the Borrower or any Subsidiary) or enables the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any "put" of such Debt to the Borrower or any Subsidiary); or

         (h) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

         (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

         (j) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; provided, that no Default or Event of Default shall arise under this paragraph (j) so long as the maximum potential liability to the Borrower or any member of the Controlled Group shall be not greater than $500,000; or

         (k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

         (l) a federal tax lien shall be filed against the Borrower under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower under Section 4068 of ERISA and in either case such lien shall (i) secure an obligation, or asserted obligation, in excess of $500,000 and
    (ii) remain undischarged or unstayed for a period of 25 days after the date of filing; or

         (m) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause
    (A) and individuals described in clause (B); or

         (n) the occurrence of any event, act, occurrence, or condition which the Banks determine either does or has a reasonable probability of causing a Material Adverse Effect;
    or

         (o) (i) any of the Subsidiary Guaranties shall cease to be enforceable or (ii) the Borrower or any Subsidiary
    Guarantor shall assert that any Loan Document is not enforceable; or

         (p) an "Event of Default" shall occur under the Acquisition Credit Agreement; provided, that, should any such "Event of Default" be waived by the Banks, then, such waiver shall operate as a waiver of an Event of Default arising under this Section 6.01(p) as a result of same.

then, and in every such event, the Agent shall, if requested by the Required Banks, (i) by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (h) or (i) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

         SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                           ARTICLE VII

                            THE AGENT

         SECTION 7.01. Appointment; Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

         SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

         SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

         SECTION 7.04. Rights of Agent as a Bank. With respect to the Loans made by it, Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity. The Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

         SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         SECTION 7.06. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

         SECTION 7.07. Nonreliance on Agent and Other Banks.
Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

         SECTION 7.08. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

         SECTION 7.09. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks.

Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.



                          ARTICLE VIII

              CHANGE IN CIRCUMSTANCES; COMPENSATION

         SECTION 8.01. Basis for Determining Interest Rate
Inadequate or Unfair. If on or prior to the first day of any Interest Period:

         (a) the Agent reasonably determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

         (b) the Required Banks advise the Agent that the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans specified in such notice shall be suspended. Unless the Borrower notifies the Agent prior to the time of any Borrowing of Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Bank
(or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

         (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the tax or rate of tax on the overall net income of such Bank or its Lending Office, as the case may be, or franchise taxes imposed by the jurisdiction or any political subdivision or taking authority in which such Bank's principal executive office or Lending Office is located); or

         (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

         (iii) shall impose on any Bank (or its Lending Office) or on the United States market for the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. In determining such amount, such Bank may use any reasonable averaging and attribution methods generally utilized by such Bank to determine such amounts on a non-discriminatory portfolio basis. Before giving any notice pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice, and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

         (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

         (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid (together with an explanation, including calculations, of how such amounts were determined) to it hereunder shall constitute rebuttable presumptive evidence of the amount payable to any relevant Bank. In determining such amount, such Bank may use any reasonable averaging and attribution methods generally utilized by such Bank to determine such amounts on a non-discriminatory portfolio basis.

         (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

         SECTION 8.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section
8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:


         (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans, and shall be made instead as Base
    Rate Loans, and

         (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

         SECTION 8.05. Compensation. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

         (a) any payment or prepayment (pursuant to Section 8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan; or

         (b)  any failure by the Borrower to prepay a Euro-Dollar
Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

         (c)  any failure by the Borrower to borrow a Euro-Dollar
Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of equal or comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.


                           ARTICLE IX

                          MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopier or similar writing) and shall be given to such party at its address or telecopier or telex number set forth on the signature pages hereof or such other address or telecopier or telex number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier or telex, when such telecopier or telex is transmitted to the telecopier or telex number specified in this Section and the appropriate confirmation or answerback is received, (ii) if given by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

         SECTION 9.02. No Waivers. No failure or delay by the Agent, any Bank or the Borrower in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. Expenses; Documentary Taxes. The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent and the Banks, including reasonable fees and disbursements of Jones, Day, Reavis & Pogue and the internal counsel of First Chicago, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment and (ii) if a Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and any Bank, including reasonable fees and disbursements of counsel, including, without limitation, the internal counsel of First Chicago, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including reasonable out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

         SECTION 9.04. Indemnification. (a) The Borrower shall indemnify the Agent, the Banks and each affiliate thereof and their respective directors, officers, employees and agents (each an "Indemnified Party") from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing (an "Indemnity Proceeding"), and the Borrower shall reimburse each Indemnified Party, upon demand for any reasonable expenses (including, without limitation, reasonable legal fees) incurred in connection with any such investigation or proceeding ("Claims and Expenses"); but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Indemnified Party; provided, that should the Borrower pay any amounts to the Agent or the Banks due to this Section, and it shall be determined that the harm being indemnified against resulted from the Agent's or any Bank's gross negligence or wilful misconduct, then such party receiving such payment shall rebate such payment to the Borrower, together with interest thereon accruing at the Federal Funds Rate from the date such payment was made until the date such rebate is received by the Borrower (calculated for the actual number of days elapsed on the basis of a 365 day year).

         (b) If the Borrower is required to indemnify an Indemnified Party pursuant hereto and has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, unless such Indemnified Party shall have an important general interest
(i.e. an interest having general application to its business other than solely with respect to the Loans under this Agreement) in settling or compromising such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

         (c) If a claim is to be made by an Indemnified Party under this Section, the Indemnified Party shall give written notice to the Borrower promptly after the Indemnified Party receives actual notice of any Claims and Expenses incurred or instituted for which the indemnification is sought; provided, that, the failure to give such prompt notice shall not decrease the Claims and Expenses payable by the Borrower. If requested by the Borrower in writing, and so long as (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower has acknowledged in writing to the Indemnified Party that the Borrower shall be obligated under the terms of its indemnity hereunder in connection with such Indemnity Proceeding, the Borrower may, at its election, conduct the defense of any such Indemnified Proceeding to the extent such contest may be conducted in good faith on legally supported grounds, unless such Indemnified Party shall have an important general interest
(i.e. an interest having general application to its business other than solely with respect to the Loans under this Agreement) in settling or compromising such Indemnity Proceeding (in which case such Indemnified Party shall conduct the defense of same). If any lawsuit or enforcement action is filed against any Indemnified Party entitled to the benefit of indemnity under this Section, written notice thereof shall be given to the Borrower as soon as practicable (and in any event within 15 days after the service of the citation or summons). Notwithstanding the foregoing, the failure so to notify the Borrower as provided in this Section will not relieve the Borrower from liability hereunder. After such notice, the Borrower shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage counsel of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, at the Borrower's cost, risk and expense; provided however, that the Borrower and its counsel shall proceed with diligence and in good faith with respect thereto; and, provided, further, that, should an important general interest (i.e. an interest having general application to its business other than solely with respect to the Loans under this Agreement) of the Indemnified Party be at issue, then, the Indemnified Party may conduct the defense of any Indemnity Proceeding. If (i) the engagement of such counsel by the Borrower would present a conflict of interest which would prevent such counsel from effectively defending such action on behalf of the Indemnified Party, (ii) the defendants in, or targets of, any such lawsuit or action include both the Indemnified Party and Borrower, and the Indemnified Party reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to the Borrower, (iii) the Borrower fails to assume the defense of the lawsuit or action or to employ counsel reasonably satisfactory to such Indemnified Party, in either case in a timely manner, or (iv) a Default or Event of Default shall occur and be continuing, then such Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the Borrower will pay the fees and disbursements of such counsel; provided, however that each Indemnified Party shall endeavor, but shall not be obligated, in connection with any matter covered by this Section which also involves other Indemnified Parties, to use reasonable efforts to avoid unnecessary duplication of efforts by counsel for all indemnities. Should the Borrower be entitled to conduct the defense of any Indemnity Proceeding pursuant to the terms of this Section, the Indemnified Party shall cooperate (with all Claims and Expenses associated therewith to be paid by the Borrower) in all reasonable respects with the Borrower and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however that the Indemnified Party may, at its own cost (except as set forth in, and in accordance with, the foregoing sentence), participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

         SECTION 9.05 Sharing of Setoffs. Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other that its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.06. Amendments and Waivers. (a) Except as otherwise specifically provided herein, any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, except as provided in the next succeeding proviso, no such amendment or waiver shall, unless signed by all Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on any Loan or any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof,
(v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, or (vii) release any Guarantee given to support payment of the Loans.

         (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with both (i) reasonably sufficient information to enable it to make an informed decision with respect thereto, and
(ii) substantially the same information as supplied by the Borrower to any other Bank. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

         SECTION 9.07. No Margin Stock Collateral. Each of the Banks represents to the Agent, each of the other Banks and the Borrower that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.08. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Agent and the Banks.

         (b) Subject to Section 9.08(f) below, any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans,
(ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) commitment fee is payable hereunder from the rate at which the Participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation, or (v) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

         (c) Subject to Section 9.08(f) below, any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit D, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not then a Bank, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) the amount of the Commitment of the assigning Bank subject to such assignment (determined as of the effective date of the assignment) shall be equal to $5,000,000 (or any larger multiple of $1,000,000), and (iii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank, or an Affiliate of a Bank, without the prior written consent of the Borrower for so long as no Event of Default shall be in existence, which consent shall not be unreasonably withheld. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $2,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee and, if necessary, a new Note shall be issued to the transferor Bank.

         (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

         (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section
8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (f) Notwithstanding anything to the contrary contained hereinabove, unless an Event of Default shall have occurred and be continuing, (i) Wachovia Bank of Georgia, N.A. and The First National Bank of Chicago shall not sell participations in or assign more than 49% of each such Bank's Commitment as in effect as of the Closing Date (other than to Affiliates of each such Bank), (ii) no other Bank may participate or assign more than 51% of its Commitment (other than to one of its Affiliates) as in effect on the date that it becomes a Bank without the prior written consent of the Agent, the Borrower (which consent shall not be unreasonably withheld) and the Required Banks and (iii) no Bank may assign or sell a participation in any of its rights or obligations hereunder unless such Bank sells an equal percentage interest in its rights and obligations under the Acquisition Credit Agreement. If an Event of Default shall be in existence, then the Banks may sell any number of participations and assignments in the Loans if such transfers are otherwise in compliance with the terms of this Agreement.

         SECTION 9.09. Confidentiality. Each Bank agrees to exercise its best efforts and in any event not less than the same degree of care as it uses to maintain its own confidential information in maintaining the confidentiality of any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information from any one other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed by means which are not violative of this Section 9.09, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any right, power of remedy hereunder or under any of the other Loan Documents, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing (aa) to be bound by the provisions of this Section 9.09 and (bb) that the Borrower is a third party beneficiary of such agreement, and (cc) to return all copies of the confidential information to the Agent if the proposed assignment or participation is not consummated.

         SECTION 9.10. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes Loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however that, subject to Section 9.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

         SECTION 9.11. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

         SECTION 9.12. Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

         SECTION 9.13. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         SECTION 9.14. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. THE BORROWER (A) AND EACH OF THE BANKS AND THE AGENT IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF GEORGIA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, AND (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF GEORGIA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS.

NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE AGENT FROM
BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST THE BORROWER
PERSONALLY, AND AGAINST ANY ASSETS OF THE BORROWER, WITHIN ANY
OTHER STATE OR JURISDICTION.

         SECTION 9.15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                             NATIONAL DATA CORPORATION (SEAL)


                             By:
                                 Title:

                             National Data Plaza
                             Atlanta, GA  30329-2010
                             Attention:  E. Michael Ingram, Esq.
                             Telecopier number: 404-728-2990
                             Confirmation number: 404-728-2504


COMMITMENTS                  WACHOVIA BANK OF GEORGIA, N.A.,
                             as Agent and as a Bank       (SEAL)


                             By:
                                 Title:
$7,500,000.00
                             Lending Office

                             Wachovia Bank of Georgia, N.A.
                             191 Peachtree Street, N.E.
                             Atlanta, Georgia 30303-1757
                             Attention: Atlanta Corporate Group
                             Telex number: 461105
                             Answerback: WACH INT ATL
                             Telecopier number: 404-332-5016
                             Confirmation number: 404-332-5920


                             THE FIRST NATIONAL BANK
                             OF CHICAGO                   (SEAL)


                             By:
$7,500,000.00                   Title:

                             Lending Office

                             One First National Plaza
                             Mail Suite 0374
                             Chicago, Illinois  60670-0374
                             Attention: Aloysius R. Chircop
                             Telecopier number 312-732-3885
                             Confirmation number 312-732-1491
TOTAL COMMITMENTS:

$15,000,000.00

 ----------------------------------------------------------------------




        $40,000,000

        ACQUISITION CREDIT AGREEMENT

        dated as of

        July 29, 1994


        among


        NATIONAL DATA CORPORATION

        The Banks Listed Herein

        and

        WACHOVIA BANK OF GEORGIA, N.A.,
        as Agent

        TABLE OF CONTENTS

        CREDIT AGREEMENT



                ARTICLE I

        DEFINITIONS

SECTION 1.01. Definitions                                   1
SECTION 1.02. Accounting Terms and Determinations          13
SECTION 1.03. References                                   14
SECTION 1.04. Use of Defined Terms                         14
SECTION 1.05. Terminology                                  14

                ARTICLE II

        THE CREDITS

SECTION 2.01. Commitments to Lend                          14
SECTION 2.02. Method of Borrowing                          14
SECTION 2.03. Notes                                        16
SECTION 2.04. Maturity of Loans                            17
SECTION 2.05. Interest Rates                               17
SECTION 2.06. Fees                                         18
SECTION 2.07. Optional Termination or Reduction of the
                Commitments                                19
SECTION 2.08. Mandatory Reduction and Termination of
                   Commitments                             19
SECTION 2.09. Optional Prepayments                         19
SECTION 2.10. Mandatory Prepayments                        20
SECTION 2.11. General Provisions as to Payments            20
SECTION 2.12. Computation of Interest and Fees             20

                ARTICLE III

        CONDITIONS TO BORROWINGS

SECTION 3.01. Conditions to First Borrowing                21
SECTION 3.02. Conditions to All Borrowings                 22

                ARTICLE IV

        REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Corporate Existence and Power                23
SECTION 4.02. Corporate and Governmental Authorization;
                    No Contravention                       23
SECTION 4.03. Binding Effect                               23
SECTION 4.04. Financial Information                        24
SECTION 4.05. No Litigation                                24
SECTION 4.06. Compliance with ERISA                        24
SECTION 4.07. Taxes                                        24
SECTION 4.08. Subsidiaries                                 25
SECTION 4.09. Not an Investment Company                    25
SECTION 4.10. Ownership of Property; Liens                 25
SECTION 4.11. No Default                                   25
SECTION 4.12. Full Disclosure                              25
SECTION 4.13. Environmental Matters                        25
SECTION 4.14. Capital Stock                                26
SECTION 4.15. Margin Stock                                 26
SECTION 4.16. Insolvency                                   26

                ARTICLE V

        COVENANTS

SECTION 5.01. Information                                  27
SECTION 5.02  Inspection of Property, Books and Records    29
SECTION 5.03. Ratio of Consolidated Cash Flow to
                    Consolidated Debt                      29
SECTION 5.04. Minimum Consolidated Net Worth               29
SECTION 5.05. Restricted Payments                          30
SECTION 5.06. Fixed Charges Coverage                       30
SECTION 5.07. Loans or Advances                            30
SECTION 5.08. Investments; Acquisitions                    31
SECTION 5.09. Negative Pledge                              31
SECTION 5.10. Debt                                         33
SECTION 5.11. Maintenance of Existence                     33
SECTION 5.12. Dissolution                                  33
SECTION 5.13. Consolidations, Mergers and Sales of Assets  34
SECTION 5.14. Use of Proceeds                              34
SECTION 5.15. Compliance with Laws; Payment of Taxes       35
SECTION 5.16. Insurance                                    35
SECTION 5.17. Change in Fiscal Year                        35
SECTION 5.18. Maintenance of Property                      35
SECTION 5.19. Environmental Notices                        35
SECTION 5.20. Environmental Matters                        35
SECTION 5.21. Environmental Release                        36
SECTION 5.22. Future Subsidiaries                          36

                ARTICLE VI

        DEFAULTS

SECTION 6.01. Events of Default                            36
SECTION 6.02. Notice of Default                            39

                ARTICLE VII

        THE AGENT

SECTION 7.01. Appointment; Powers and Immunities           40
SECTION 7.02. Reliance by Agent                            40
SECTION 7.03. Defaults                                     41
SECTION 7.04. Rights of Agent as a Bank                    41
SECTION 7.05. Indemnification                              41
SECTION 7.06. Payee of Note Treated as Owner               42
SECTION 7.07. Nonreliance on Agent and Other Banks         42
SECTION 7.08. Failure to Act                               42
SECTION 7.09. Resignation or Removal of Agent              43

                ARTICLE VIII

        CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 8.01. Basis for Determining Interest Rate Inadequate
                    or Unfair                              43
SECTION 8.02. Illegality                                   44
SECTION 8.03. Increased Cost and Reduced Return            44
SECTION 8.04. Base Rate Loans Substituted for Affected
                    Euro-Dollar Loans                      46
SECTION 8.05. Compensation                                 46

                ARTICLE IX

        MISCELLANEOUS

SECTION 9.01. Notices                                      47
SECTION 9.02. No Waivers                                   47
SECTION 9.03. Expenses; Documentary Taxes                  48
SECTION 9.04. Indemnification                              48
SECTION 9.05. Sharing of Setoffs                           50
SECTION 9.06. Amendments and Waivers                       51
SECTION 9.07. No Margin Stock Collateral                   52
SECTION 9.08. Successors and Assigns                       52
SECTION 9.09. Confidentiality                              54
SECTION 9.10. Representation by Banks                      55
SECTION 9.11. Obligations Several                          55
SECTION 9.12. Georgia Law                                  55
SECTION 9.13. Interpretation                               55
SECTION 9.14. WAIVER OF JURY TRIAL; CONSENT TO
              JURISDICTION                                 55
SECTION 9.15. Counterparts                                 56



EXHIBIT A               Form of Note
EXHIBIT B               Form of Opinion of Counsel for the Borrower
EXHIBIT C               Form of Opinion of Special Counsel for the
                        Banks and the Agent
EXHIBIT D               Form of Assignment and Acceptance
EXHIBIT E               Form of Notice of Borrowing
EXHIBIT F               Form of Compliance Certificate
EXHIBIT G               Form of Subsidiary Guaranty
EXHIBIT H               Form of Activation Notice
EXHIBIT I               Form of Deactivation Notice
EXHIBIT J               Form of Termination and Release Agreement


SCHEDULE 4.01 List of Jurisdictions in which the Borrower is Qualified to Transact Business

SCHEDULE 4.08 List of Subsidiaries/Jurisdictions where Qualified to Transact Business

        ACQUISITION CREDIT AGREEMENT


                AGREEMENT dated as of July 29, 1994 among NATIONAL DATA CORPORATION, the BANKS listed on the signature pages hereof and WACHOVIA BANK OF GEORGIA, N.A., as Agent.

                The parties hereto agree as follows:


        ARTICLE I

        DEFINITIONS  ARTICLE I

        DEFINITIONS

                SECTION 1.01. Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                "Activated Commitment" shall mean that portion of each Bank's Commitment which shall have been activated (and not later deactivated) as a result of the Borrower's delivery of an Activation Notice pursuant to Section 2.01.

                "Activation Date" means the first date upon which the Borrower delivers an Activation Notice to the Agent.

                "Activation Notice" means a notice of activation of the Commitments substantially in the form of Exhibit "H".

                "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

                "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person"), (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Borrower owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                "Agent" means Wachovia Bank of Georgia, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, its successors and permitted assigns in such capa city, and any other Person appointed as Agent in accordance with Section 7.09.

                "Agreement" means this Acquisition Credit Agreement, together with all amendments and supplements hereto.

                "Applicable Margin" has the meaning set forth in
Section 2.05(a).

                "Assignee" has the meaning set forth in Section
9.08(c).

                "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit D.

                "Authority" has the meaning set forth in Section 8.02.

                "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and permitted assigns.

                "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be determined as at the end of any day and shall be effective on the date of each such change.

                "Base Rate Loan" means a Loan to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section
2.02(f), or Article VIII, as applicable.

                "Borrower" means National Data Corporation, a Delaware corporation, and its successors and permitted assigns.

                "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to
Article II. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

                "Capital Expenditures" means for any period the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

                "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

                "CERCLA" means the Comprehensive Environmental
Response Compensation and Liability Act, 42 U.S.C. 9601 et. seq. and its implementing regulations and amendments.

                "CERCLIS" means the Comprehensive Environmental
Response Compensation and Liability Inventory System established pursuant to CERCLA.

                "Change of Law" shall have the meaning set forth in
Section 8.02.

                "Closing Date" means July 29, 1994.

                "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

                "Commitment" means, as to any Bank, the obligation of such Bank to make Loans in an aggregate principal amount at any time outstanding up to but not exceeding the amount set forth opposite such Bank's name on the signature pages hereof (as the same may be reduced from time to time pursuant to the provisions of this Agreement).

                "Compliance Certificate" has the meaning set forth in
Section 5.01(c).

                "Consolidated Cash Flow" means, without duplication, as at any date of determination for any period, the remainder of (i) Income Available for Fixed Charges for such period minus (ii) all payment obligations of the Borrower and its Consolidated Subsidiaries for such period under all operating leases and rental agreements.

                "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                "Consolidated Fixed Charges" means, without duplication, as at any date of determination, the sum of (i)
 Consolidated Interest Expense, (ii) all payment obligations of the Borrower and its Consolidated Subsidiaries under all operating leases and rental agreements and (iii) any Consolidated Debt scheduled to be paid within 1 year of such date of determination.

                "Consolidated Interest Expense" for any period means, without duplication, interest, whether expensed or capitalized, in respect of outstanding Consolidated Debt of the Borrower and its Consolidated Subsidiaries during such period; provided, that, in determining Consolidated Interest Expense, interest on Debt referred to in clauses (viii) and (ix) of the definition of Debt shall only be included to the extent that the Borrower's or any Consolidated Subsidiary's obligation to pay such Debt is not contingent in nature, as of any date of determination.

                "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

                "Consolidated Net Worth" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subs idiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan,
(D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

                "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Secti on 414 of the Code.

                "Deactivation Notice" means a notice of deactivation of the Commitments, or a portion thereof, substantially in the form of Exhibit "I".

                "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations (regardless of whether contingent or absolute) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person.

                "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                "Default Rate" means, with respect to any Loan, on any day, the sum of 2.0% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such class of Loans are actually outstanding hereunder).

                "Depreciation" means for any period the sum of all depreciation expenses of the Borrower and its Consolidated
Subsidiaries for such period, as determined in accordance with GAAP.

                "Dividends" means for any period the sum of all dividends paid or declared during such period in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital Stock ).

                "Dollars" or "$" means dollars in lawful currency of the United States of America.

                "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

                "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower required by any Environmental Requirement.

                "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any, violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA o r similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                "Euro-Dollar Loan" means a Loan to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

                "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(c).

                "Event of Default" has the meaning set forth in
Section 6.01.

                "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

                "Financial Institution" has the meaning ascribed thereto in O.C.G.A. 7-1-4(21) as of the date hereof.

                "First Chicago" means The First National Bank of
Chicago, a national banking association and its successors and permitted assigns.

                "Fiscal Quarter" means any fiscal quarter of the Borrower.

                "Fiscal Year" means any fiscal year of the Borrower.

                "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with
Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any ob ligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the o rdinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                "Hazardous Materials" includes, without limitation,
(a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. 6901 et. seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                "Income Available for Fixed Charges" for any period means the sum of (i) Consolidated Net Income, (ii) taxes on income,
(iii) depreciation, (iv) interest expense, (v) all payment obligations of the Borrower and its Consolidated Subsid iaries for such period under all operating leases and rental agreements, and (vi) amortization of intangible assets, all determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordan ce with GAAP.

                "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second or third month thereafter, as the Borrow er may elect in the applicable Notice of Borrowing; provided that:

                (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Bus iness Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                (c) any Interest Period which begins before the
                    Termination Date and would otherwise end after the Termination Date shall end on the Termination
                    Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

                (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

                "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

                "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

                "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement, which has the practical effect of constituting a security in terest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law. For the purposes of this Agreement , the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                "Loan" means, as to any Bank, a Loan made by such Bank pursuant to Section 2.01.

                "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranties, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered in connection with this Agreement, the Notes , the Loans or the Subsidiary Guaranties, as such documents and instruments may be amended or supplemented from time to time.

                "London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

                "Long-Term Debt" means at any date any Consolidated Debt which matures (or the maturity of which may at the option of the Borrower or any Consolidated Subsidiary be extended such that it matures) more than one year after such date.

                "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

                "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower or any Subsidiary Guarantor to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

                "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

                "NDPS" means National Data Payment Systems, Inc., a New York corporation, and its successors and permitted assigns.

                "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

                "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

                "Notice of Borrowing" has the meaning set forth in
Section 2.02.

                "Obligations" means any and all Debt, liabilities and obligations of Borrower to the Agent or any of the Banks pursuant to this Agreement or any of the other Loan Documents.

                "Participant" has the meaning set forth in Section
9.08(b).

                "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

                "Properties" means, as of the date of any determination, all real property currently owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

                "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                "Regulation G" means Regulation G of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                "Regulation T" means Regulation T of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                "Regulation X" means Regulation X of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                "Required Banks" means at any time Banks having at least 67% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 67% of the aggregate outstanding principal amount of the Notes.

                "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

                "Sanwa" means Sanwa Business Credit Corporation.

                "Sanwa Letter Agreement" means that certain Letter Agreement, dated October 30, 1992, between Technology Sales and
Leasing Co., Inc. and Sanwa, together with all amendments and supplements thereto.

                "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                "Subsidiary Guarantor" means a Subsidiary which has executed a Subsidiary Guaranty in connection herewith or pursuant to
Section 5.22.

                "Subsidiary Guaranties" means any one or more or all, as the context shall require or permit, of those certain Subsidiary Guaranty Agreements, substantially in the form of Exhibit "G" (with such revisions as are necessary in order to reflect the date on which such are being executed, the parties thereto and hereto, and any other necessary changes which relate to matters of appropriate references therein), executed and delivered by the Subsidiary Guarantors from time to time in favor of the Agent, for the ratable benefit of the Banks, including, without limitation, the Subsidiary Guaranty made by certain Subsidiary Guarantors on even date herewith, together with all amendments and supplements thereto.

                "Termination Date" means August 2, 1996, or such later date as may be agreed upon by each of the Banks and the Agent.

                "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

                "Transferee" has the meaning set forth in Section
9.08(d).

                "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds
(ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

                "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Loans.

                "Wachovia" means Wachovia Bank of Georgia, N.A., a national banking association and its successors and permitted assigns.

                "Wachovia Letter of Credit" means that certain Irrevocable Standby Letter of Credit LC870-008806 issued by Wachovia (formerly known as The First National Bank of Atlanta) in favor of Texas Commerce Bank for the account of the Borrower , together with all amendments and supplements thereto, and renewals thereof.

                "Wachovia Letter of Credit Obligations" means at any time the sum of the aggregate (i) unfunded amount of the Wachovia Letter of Credit, plus (ii) amounts owing to Wachovia by the Borrower due to payments made by Wachovia under the Wachovia Letter of Credit which have not been reimbursed by the Borrower.

                "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

                "Working Capital Credit Agreement" means that certain Working Capital Credit Agreement, dated as of even date herewith, among the Borrower, the banks from time to time party thereto, and Wachovia Bank of Georgia, N.A., as the agent thereunder, together with all amendments and supplements thereto.

                SECTION 1.02. Accounting Terms and Determinations
 Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in
 GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the B orrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of any of the Loan
 Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in th e preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01, shall mean the financial statements referred to in Section 4.04).

                SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to Articles, exhibits, schedules, sections and other subdivisions hereof.

                SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

                SECTION 1.05. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


        ARTICLE II

        THE CREDITS

                SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans as follows:

                Following the Agent's receipt of an Activation Notice (subject to the provisions thereof), from time to time prior to the Termination Date, each Bank shall make Loans to the Borrower in an aggregate principal amount at any one time ou tstanding which shall not exceed its Activated Commitment. Pursuant to the terms of (i) an Activation Notice, the Commitments may be activated in increments of $10,000,000, and (ii) a Deactivation Notice, the Activated Commitments may be deactivated in increments of $10,000,000. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 (except that any such Borrowing may be in any lesser amount equal to the aggregate amount of the activated portion the Unused Commitments) and shall be made from the several Banks ratably in accordance with their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay or, to the extent permitted by Section 2.09, prepay Loans and reborrow under this Section 2.01 at any time before the Termination Date.

                SECTION 2.02. Method of Borrowing. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E, on the same day (before 10:30 A.M., Atlanta, Georgia time) for each Base Rate Borrowing, and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                (ii) the aggregate amount of such Borrowing,

                (iii) whether the Loans comprising such Borrowing are
                      to be Base Rate Loans or Euro-Dollar Loans, and

                (iv) in the case of a Euro-Dollar Borrowing, the
                     duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

        provided that, no Notice of Borrowing (other than a Notice of Borrowing delivered solely for the purpose of repaying an existing Borrowing) may be delivered hereunder until a period of 4 Domestic Business Days' shall have elapsed after the Borrower shall have furnished to the Agent and the Banks a description of the intended use of the proceeds of a relevant Borrowing, and setting forth in such detail as the Agent or any Bank shall reasonably request, the Borrower's pro forma compliance with the covenants contained in the Compliance Certificate immediately preceding and immediately following the consummation of the proposed acquisition.

                (b) Upon receipt of a Notice of Borrowing the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                (c) Not later than 1:00 P.M. (Atlanta, Georgia time) on the date of each Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds im mediately available in Atlanta, Georgia, to the Agent at its address referred to in Section
9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received fr om the Banks available to the Borrower by 4:00 P.M. (Atlanta, Georgia time) on the date of a Borrowing at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in or specified pursuant to Sec tion 9.01, no later than 12:00 P.M. (local time at such address) on the date of a Borrowing stating that such Bank will not make a Loan in connection with such Borrowing, the Agent shall be entitled to assume that such Bank will make a Loan in connection with such Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the Federal Funds Rate for each such day during such period, provided that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If the Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.

                (d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.11, as the case may be.

                (e) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cu red or waived.

                (f) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitl ed under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in c onnection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature (in accordance with Section 2.04) in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans.

                (g) Notwithstanding anything to the contrary contained herein, there shall not be more than 8 interest rates (including the Applicable Margins) applicable to the Loans at any given time.

                SECTION 2.03. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

                (b) Upon receipt of each Bank's Note pursuant to
Section 3.01, the Agent shall mail such Note to such Bank. Each Bank shall record, and prior to any transfer of each of its Notes shall endorse on the schedule forming a part thereof a ppropriate notations to evidence, the date, amount and maturity of each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether such Loan is a Base Rate Loan or Euro-Dollar Loan, and suc h schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligation of the Borrow er hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

                SECTION 2.04. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing. The entire principal balance of the Loans, together with all accrued but unpaid interest thereon, shall be due and payable on the Termination Date.

                SECTION 2.05. Interest Rates. (a) "Applicable Margin" means (i) for any Base Rate Loan, 0.0%, and (ii) for any Euro-Dollar Loan, 1.50%.

                (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London I nterbank Offered Rate for such Interest Period; provided that if any Euro-Dollar Loan shall, as a result of paragraph (1)(c) of the definition of Interest Period, have an Interest Period of less than 1 month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/16th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that (i) if more than one such offered rate appears on the Reuters Screen LIBO Page, the "London Interbank Offered Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of such offered rates; (ii) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a term comparable to such Interest Period in an amount equal or comparable to the principal amount of such Euro-Dollar Loan.

                "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

                (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopier, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                SECTION 2.06. Fees. (a) The Borrower shall pay to the Agent for the account of each Bank a facility fee calculated at the rate of (i) 0.375% per annum on the total amount of the Commitments that do not constitute Activated Commitments, and (ii) 0.50% per annum on the total amount of the Activated Commitments. Such facility fees shall accrue from and including the Closing Date to but excluding the Termination Date and shall be payable, in arrears, on each March 31, June 30, September 30, and December 31, and on the Termination Date.

                (b) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, (i) on the Closing Date, a fully earned and non-refundable arrangement fee in the amount of $5,000, and (ii) contemporaneously with the delivery of each Deactivation Notice (other than the first Deactivation Notice so delivered), a deactivation fee in the amount of $1,000.

                SECTION 2.07. Optional Termination or Reduction of the Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $1,000,000, the Commitments. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.06) shall be due and payable on the effective date of such termination and shall not thereafter accrue.

                SECTION 2.08. Mandatory Reduction and Termination of Commitments. The Commitments shall be reduced permanently to the extent of any payments which are required by Section 2.10(b), irrespective of whether any Loans are actually outstanding; provided, however, that the Commitments shall not be reduced by an amount required to be paid due to Section 2.10(b)(ii) unless and then only to the extent that there are Loans outstanding hereunder at the time of any equity offering of securities referred to in Section 2.10(b)(ii). The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) sha ll be due and payable on such date.

                SECTION 2.09. Optional Prepayments. (a) The Borrower may, on any Domestic Business Day, by notice to the Agent prior to 10:30 A.M. (Atlanta, Georgia time) on such date, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

                (b) Subject to Section 8.05, the Borrower may, on any Euro-Dollar Business Day, by notice to the Agent prior to 10:30 A.M. (Atlanta, Georgia time) on such date, prepay any Euro-Dollar Loan in whole at any time, or from time to time in part, prior to the maturity thereof, in amounts aggregating at least $1,000,000 (except that any such prepayment may be in any lesser amount equal to the entire outstanding balance of any relevant Euro-Dollar Loan), by paying the principal amount to be prepaid together with accrued interest thereon to the date of the prepayment.

                (c)     Upon receipt of a notice of prepayment
pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                SECTION 2.10. Mandatory Prepayments. (a) On each date on which the Commitments are reduced pursuant to Section 2.07 or
Section 2.08, the Borrower shall repay or prepay such principal a mount of the outstanding Loans, if any (together with interest accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced .

                (b) After deducting therefrom all reasonable and customary costs and expenses incurred directly in connection therewith, (i) 100% of all amounts received by the Borrower or any Subsidiary from a debt offering or private placement transaction, (ii) 50% of all amounts received by the Borrower or any Subsidiary from a securities offering, or (iii) 100% of all amounts received by the Borrower or any Subsidiary from borrowed monies not permitted by the terms hereof, shall be immediately applied by the Borrower to the outstanding Loans hereunder.

                SECTION 2.11. General Provisions as to Payments.
(a) The Borrower shall make each payment of principal of, and interest on, the Loans and of facility fees hereunder, not later than 10:30 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

                (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of facility fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

                SECTION 2.12. Computation of Interest and Fees. Interest on Base Rate Loans shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


        ARTICLE III

        CONDITIONS TO BORROWINGS

                SECTION 3.01. Conditions to First Borrowing.
The obligation of each Bank to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions s et forth in Section 3.02 and receipt by the Agent of the following (in sufficient number of counterparts (except as to the Notes) for delivery of a counterpart to each Bank and retention of one counterpart by the Agent):

                (a) from each of the parties to the Loan Documents of either (i) a duly executed counterpart of each of the Loan
Documents signed by such party or (ii) a telex or facsimile transmission stating that such party has duly executed a counterpart of each of the Loan Documents and sent such counterparts to the Agent;

                (b) a duly executed Note for the account of each Bank complying with the provisions of Section 2.03;

                (c) a duly executed Subsidiary Guaranty, dated as of the Closing Date, substantially in the form of Exhibit G;

                (d) an opinion (together with any opinions of local counsel relied on therein) of (i) Michael Ingram, general counsel to the Borrower and its Subsidiaries, and (ii) Alston & Bird, special counsel for the Borrower and the Subsidiar y Guarantors, in each case dated as of the Closing Date, substantially in the form of Exhibit B and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

                (e) an opinion of Jones, Day, Reavis & Pogue special counsel for the Banks and the Agent, dated the date of the Closing Date, substantially in the form of Exhibit C and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

                (f) a certificate, dated as of the Closing Date, signed on behalf of the Borrower by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the Closing Date and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the Closing Date;

                (g)     a duly executed Termination and Release
                        Agreement, dated as of the Closing Date, substantially in the form of Exhibit J;

                (h) all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower or any Subsidiary Guarantor, the corporate authority for and the validity of the Loan Documents to which it is a party, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including, without limitation, a certificate of incumbency of the Borrower and each Subsidiary Guarantor, signed by its respective Secretary or an Assistant Secretary, certifying as to the names, true signatures and incumbency of its respective officer or officers authorized to execute and deliver the Loan Documents to which it is a party, and certified copies of the following items as to the Borrower a nd each Subsidiary Guarantor: (i) its Certificate of Incorporation, (ii) its Bylaws, (iii) a certificate of the Secretary of State of (x) the States of Delaware and Georgia as to the good standing of the Borrower as a Delaware corporation, and (y) the state of incorporation of each Subsidiary Guarantor as to its good standing therein, and (iv) the action taken by its Board of Directors authorizing its execution, delivery and performance of the Loan Documents to which it is a party; and

                (i)     a Notice of Borrowing.

                SECTION 3.02. Conditions to All Borrowings.
The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

                (a)     receipt by the Agent of a Notice of Borrowing;

                (b)     the fact that, immediately after such
                        Borrowing, no Default shall have occurred and be continuing;

                (c)     the fact that the representations and
 warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing except for changes permitted herein and except to the extent that such representations and warranties relate solely to an earlier date; and

                (d)     the fact that, immediately after such
                        Borrowing, the aggregate outstanding principal amount of the Loans of each Bank will not exceed the amount of its Commitment.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in paragraphs (b), (c) and (d) of this Section; provided that such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in Section 4.04(b) as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Banks if the aggregate outstanding principal amount of the Loans immediately after such Borrowing will not exceed the aggregate outstanding principal amount thereof immediately before such Borrowing.


        ARTICLE IV

        REPRESENTATIONS AND WARRANTIES

                On the Activation Date, and at such other times as specified in Section 3.02, the Borrower represents and warrants that:

                SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction set forth on
Schedule 4.01 and the failure of the Borrower to be so qualified in any other jurisdiction could not reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any such licenses, authorizations, consents and approvals could n ot reasonably be expected to have or cause a Material Adverse Effect.

                SECTION 4.02. Corporate and Governmental
 Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers,
 (ii) have been duly authorized by all necessary corporate action,
 (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any material agreement, judgment, injunction, order, decree or other i nstrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents to which the Borrower is a party, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency, fraudulent transfer, and similar laws affecting the enforcement of creditors' rights generally.

                SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of May 31, 1993, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Arthur Andersen & Co., copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower for the interim period ended February 28, 1994, copies of which have been delivered to each of the Banks, fairly present in all material respects, in conformity with GAAP (subject to normal, recurring, year-end audit adjustments), the consolidated financial po sition of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

                (b) Since May 31, 1993, there has been no event, act, condition or occurrence having a Material Adverse Effect.

                SECTION 4.05. No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have or cause a Material Adverse Effect.

                SECTION 4.06. Compliance with ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC under Title IV of ERISA.

                (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

                SECTION 4.07. Taxes. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid or contested as permitted by Section
5.15. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries' have been examined and closed through the Fiscal Year ended May 31, 1992.

                SECTION 4.08. Subsidiaries. Each of the Subsidiary Guarantors is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is qualified to transact business in every jurisdiction set forth in
Schedule 4.08 and the failure of any such Subsidiary Guarantor to be so qualified in any other jurisdictions could not reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any such licenses, authorizations, consents and approvals could not reasonably be expected to have or cause a Material Adverse Effect. The Borrower has no Subsidiaries except for those Subsidiaries listed on Schedule 4.08, which accurately sets forth their respective jurisdictions of incorporation.

                SECTION 4.09. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                SECTION 4.10. Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.09.

                SECTION 4.11. No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party (including, without limitation, the Subsidiary Guaranties) or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                SECTION 4.12. Full Disclosure. All (i) information, whether written or oral, heretofore furnished by either the chief executive officer, chief financial officer, chief accounting officer, controller or chief legal officer of the Borrower, and (ii) written information heretofore furnished by any of the other employees of the Borrower, to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by such representatives of the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts known to the Borrower, after due inquiry, which could reasonably be expected to have or cause a Material Adverse Effect.

                SECTION 4.13. Environmental Matters. (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could reasonably be expected to have or cause a Material Adverse Effect and, to the best of the Borrower's knowledge, neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. To the best of the Borrower's knowledge, none of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. 300, (ii) CERCLIS list or
 (iii) any list arising from a state statute similar to CERCLA.

                (b) No Hazardous Materials are being, and, to the best of the Borrower's knowledge, have been, used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, without independent inquiry, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance in all material respects with all applicable Environmen tal Requirements.

                (c) Borrower and each of its Subsidiaries is in compliance in all material respects with all Environmental
Requirements in connection with the operation of the Properties and Borrower's and each of its Subsidiary's respective businesses.

                SECTION 4.14. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries is owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of Capital Stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

                SECTION 4.15. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

                SECTION 4.16. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A. 18-2-22 or as defined in 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.


        ARTICLE V

        COVENANTS

                The Borrower agrees that, from and after the Activation Date and for so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid (provided, that the Borrower shall comply with Section 5.01 at all times, regardless of whether the Activation Date shall have occurred):

                SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

                (a) as soon as available and in any event within 95 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Arthur Andersen & Co. or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks; provided, that delivery pursuant to paragraph (i) below of copies of the Annual Report on Form 10-K of the Borrower for such Fiscal Year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.01(a);

                (b) as soon as available and in any event within 50 days after the end of each of the first three quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related statement of income and statement of cash flows for such quarter and for the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation in all material respects, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower; provided, that delivery pursuant to clause (g) below of copies of the Quarterly Report on Form 10-Q of the Borrower for such Fiscal Quarter filed with the Securities and Exchange Commission sh all be deemed to satisfy the requirements of this Section 5.01(b);

                (c) simultaneously with the delivery of each set of financial statements referred to in Sections 5.01(a) and (b) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03 through 5.10, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect there to;

                (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention in the course of their audit to cause them to believe that any Default existed on the date of such financial statements;

                (e) within 5 Domestic Business Days after the chief executive officer, chief financial officer, chief accounting officer, controller or chief legal officer of the Borrower (or any other individual having similar duties and responsibilities as any of the foregoing although not having the same title) becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer or such other Person of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

                (h)     if and when any member of the Controlled Group
(i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

                (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

                SECTION 5.02 Inspection of Property, Books and Records. The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as of ten as may reasonably be desired. Notwithstanding the foregoing, prior to the occurrence of a Default, no Bank may engage in (i) more than 2 inspections per Fiscal Year or (ii) discussions with the Borrower's independent public accountants, unless the Borrower shall have otherwise consented to same.

                SECTION 5.03. Ratio of Consolidated Cash Flow to Consolidated Debt. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending May 31, 1 994, the ratio of Consolidated Cash Flow for the immediately preceding 4 Fiscal Quarters then ended to Consolidated Debt, shall be greater than 0.40 to 1.0; provided, that, in determining compliance with this Section 5.03, any Consolidated Debt relating to recourse obligations resulting from the sale of equipment lease and software license agreements, to the extent such Debt is permitted by Section 5.10(iv) hereof, shall not be included.

                SECTION 5.04. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than the sum of (i) $100,000,000 plus (ii) 25.0% of cumulative Consolidated Net Income after the Closing Date (taken as one accounting period), calculated quarterly but excluding from such calculations of Consolidated Net Income for purposes of this Section, any Fiscal Quarter in which Consolidated Net Income is negative.

                SECTION 5.05. Restricted Payments. The Borrower will not declare or make any Restricted Payment during any Fiscal Year unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made during such Fiscal Year does not exceed $6,000,000 and no Default shall be in existence (which has not been specifically waived in writing pursuant to Section 9.06) either immediately preceding or succeeding the making or declaration of any such Restricted Payment.

                SECTION 5.06. Fixed Charges Coverage. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending May 31, 1994, the ratio of Income Available for Fixed Charges for the immediately preceding 4 Fiscal Quarters then ended to the sum of (i) Consolidated Fixed Charges, (ii) Dividends, (iii) Capital Expenditures (excluding Capital Expenditures which constitute acquisitions permitted by clauses (x) and (y) of Section 5.0 8(b)), and (iv) to the extent not already counted in determining Consolidated Fixed Charges, principal payments scheduled to be made under any "earn-out" agreements of the Borrower, in each case for the immediately preceding 4 Fiscal Quarters then en ded, shall not have been less than 1.10 to 1.0; provided, that, notwithstanding the foregoing, in determining Consolidated Fixed Charges for purposes of this Section 5.06 only, (i) for so long as the Termination Date shall be more than 1 year from an y date of determination, 25.0% of the Loans outstanding under this Agreement shall be deemed to be Consolidated Debt scheduled to be paid within 1 year, (ii) if the Termination Date shall be less than 1 year from any date of determination, 33.34% of the Loans outstanding under this Agreement shall be deemed to be Consolidated Debt scheduled to be paid within 1 year, and (iii) the Loans outstanding under the Working Capital Credit Agreement shall be excluded from the definition of Consolidated Debt.

                SECTION 5.07. Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding $1,000,000 in the aggregate principal amount outstanding at any time for the Borrower and its Subsidiaries, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date, (ii) deposits required by government agencies or public utilities, (iii) loans or advances to Subsidiary Guarantors or to the Borrower, and (iv) travel advances to employees not exceeding $500,000 in the aggregate principal amount outstanding at any time for the Borrower and its Subsidiaries, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii) and
(iv) of this Section, no Default shall be in existence (which has not been specifically waived in writing pursuant to Section 9.06).

                SECTION 5.08. Investments; Acquisitions. (a) Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.07, Section 5.08 (b), and except Investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a bank rated A-1 or better by Standard & Poor's corporation or P1 or better by Moody's Investors Service Inc., (iii) commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition, (iv) Subsidiary Guarantors, and/or (v) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equival ent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc.; provided, that this Section shall not prohibit the Borrower's Guarantee of certain obligations of Technology Sales and Leasing Co., Inc. under the Sanwa Letter Agreement to the extent that such Guarantee and the Debt Guaranteed pursuant thereto is not prohibited by Section 5.10.

                (b) Without the prior written consent of the Agent and the Required Banks, the Borrower will not, and it will not permit any Subsidiary to, acquire, whether directly or through the purchase of stock, convertible notes or otherwise , any assets (including, without limitation, stock) other than the acquisition of the assets of a Subsidiary Guarantor or of fixed assets (which fixed assets do not constitute all or substantially all of the assets of the Person from whom such assets are acquired) unless (x) such acquisition is of a business which is similar (as to product sold or service rendered) to the Borrower's, or any relevant Subsidiary's business, (y) such acquisition is to be made upon a negotiated basis with the approval of the board of directors of the Person to be acquired, or of the percentage of ownership interests required by the charter documents of such Person to approve any such acquisition, and (z) no Default shall be in existence or be caused thereby (which has not been specifically waived in writing pursuant to Section 9.06).

                SECTION 5.09. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for the following:

                (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $22,263,000.00;

                (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

                (c)     any Lien on any asset securing Debt
 (including, without limitation, a capital lease) incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

                (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

                (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                (f)     Liens securing Debt owing by any (i)
                        Subsidiary to the Borrower or (ii) Subsidiary Guarantor to another Subsidiary Guarantor;

                (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

                (h) Liens incidental to the conduct of its business or the ownership of its assets, including, without limitation, Liens of materialmen and landlords, which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                (i) any Lien in respect of any taxes which are either (x) not, as at any date of determination, due and payable or (y) being contested in good faith as permitted by
                        Section 5.15;

                (j) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that such Person shall have established reserves which are adequate under GAAP for such judgments or awards;

                (k) Liens existing on the date of this Agreement created by NDPS on certain of its assets, and securing certain indemnity obligations of NDPS to the sellers of the merchant credit card processing contracts;

                (l)     Liens securing the Borrower's and/or
Technology Sales and Leasing Co., Inc.'s recourse obligations to Sanwa in respect of certain equipment lease and software license agreements sold to Sanwa by the Borrower or by Technology Sales and Leasing Co., Inc. and Guaranteed by the Borrower from time to time; provided, that such Liens shall only attach to property which has been sold to Sanwa; and

                (m) Liens not otherwise permitted by the foregoing paragraphs of this Section securing Debt (other than indebtedness represented by the Notes) in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

Provided Liens permitted by the foregoing paragraphs (a) through (m) inclusive (excluding (l)) shall at no time secure Debt in an aggregate amount greater than $38,263,000.00.

                SECTION 5.10. Debt. The Borrower will not, nor will it permit any Subsidiary to incur, any Debt other than (i) Debt arising under this Agreement, the Working Capital Credit Agreement, or the other Loan Documents, (ii) the Wachovia Letter of Credit Obligations, (iii) Debt in existence on the date hereof and secured by Liens permitted by Section 5.09, (iv) Debt incurred after the date hereof in an aggregate amount up to $10,000,000 at any time outstanding, resulting from the periodic sale of equipment lease and software license agreements; provided, however, that for purposes of this clause (iv), all of the Borrower's or any Subsidiary's obligations resulting from the sale of equipment lease and software license agreements shall be counted as Debt only if and to the extent that there is any recourse to the Borrower or such Subsidiary or to the assets of the Borrower or such Subsidiary; (v) Debt in respect of a private placement transaction provided that all amounts received by the Borrower or any Subsidiary shall have been paid to the Agent pursuant to Section 2.10(b) and the Commitments shall have been reduced in such amount pursuant to Section 2.08, and (vi) other Debt which shall not exceed $22,000,000.00 in the aggregate at any given time, after the date hereof; provided, that, at no time shall the aggregate amount of Debt owing to Financial Institutions (other than Wachovia and First Chicago to the extent permitted herein) exceed $10,000,000.

                SECTION 5.11. Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained; provided, that the (i) Borrower may dissolve Subsidiaries pursuant to Section 5.12 and (ii) the Borrower or any Subsidiary may discontinue a business line pursuant to Section 5.13.

                SECTION 5.12. Dissolution. Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by Section 5.13; provided, that the Borrower may dissolve Subsidiaries from time to time if (i) the Board of Directors of the Borrower has determined that such dissolution is desirable, and (ii) the Borrower has provided the Banks with evidence satisfactory to the Banks, in their reasonable judgment, that such dissolution could not reasonably be expected to have or cause a Material Adverse Effect.

                SECTION 5.13. Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiary Guarantors may merge with and sell assets to, one another and the Borrower, (c) the Borrower and the Subsidiaries may eliminate or discontinue business lines and segments from time to time if such action (i) has been approved by the Board of Directors of the Borrower, and (ii) the Borrower or any such Subsidiary provides the Required Banks with evidence satisfactory to the Required Banks, in their reasonable judgment, that such elimination or discontinuance will not jeopardize the Borrower's or any Subsidiary Guarantor's ability to perform under any of the Loan Documents, (d) so long as no Default shall be in existence either immediately prior to or following any asset disposition, the Borrower may sell or otherwise dispose of (x) any of its eq uipment lease and software license agreements and (y) any of its other assets in an amount of up to $10,000,000 in fair market value during each consecutive 12 month period and (e) during the existence of a Default which does not constitute an Event of Default, the Borrower may continue to sell equipment leases and software license agreements to Sanwa on the same terms on which such sales customarily were consummated prior to such Default.

                SECTION 5.14. Use of Proceeds. The proceeds of the Loans may be used for acquisitions not otherwise prohibited herein (including, without limitation, pursuant to Section 5.08(b)). No portion of the proceeds of the Loans will be used by the Borrower (i) in connection with any hostile tender offer for, or other hostile acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

                SECTION 5.15. Compliance with Laws; Payment of
Taxes. The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply in a ll material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrower will, and will cause each of its Subsidiaries to, pay, prior to the accrual of any penalty in respect thereof, all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if reasonably requested by the Agent, the Borrower will set up reserves in accordance with GAAP.

                SECTION 5.16. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                SECTION 5.17. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required Banks, which consent shall not be unreasonably withheld.

                SECTION 5.18. Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

                SECTION 5.19. Environmental Notices. Upon obtaining knowledge thereof, the Borrower shall furnish to the Banks and the Agent prompt written notice of all Environmental Liabilities, pend ing, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing if any of the foregoing could reasonably be expected to have or cause a Material Adverse Effect; provided, that should the Borrower or any Subsidiary receive any written notice with respect to any of the foregoing, then the Borrower shall provide the Banks and the Agent with a copy of same, regardless of whether the facts, events or conditions described therein might have or cause a Material Adverse Effect.

                SECTION 5.20. Environmental Matters. The Borrower will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, mana ge at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance in all material respects with all applicable Environmental Requirements.

                SECTION 5.21. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release it will act promptly to investigate the extent of, and to take appropriate remedial action to remedy, such Environmental Release, to the extent required by any applicable Environmental Requirement or any Environmental Judgment and Order.

                SECTION 5.22. Future Subsidiaries. The Borrower shall cause all of its Subsidiaries not existing as of the date hereof to execute and deliver Subsidiary Guaranties, and other Loan Documen ts related thereto, as requested by the Agent, within 25 Business Days of the creation or acquisition of any such Subsidiary by the Borrower. The delivery of such documents and instruments shall be accompanied by such other documents as the Agent may reasonably request (e.g., certificates of incorporation, articles of incorporation and bylaws, opinion letters, and appropriate resolutions of the Board of Directors of any such Subsidiary Guarantor).


        ARTICLE VI

        DEFAULTS

                SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing at any time on or after the Activation Date (provided, that, regardless of the occurrence of the Activation Date, an "Event of Default" shall arise hereunder (i) if the Borrower shall either (x) not pay within 5 Domestic Business Days after the date when due, the fees required in Section 2.06 or (y) fail to comply with Section 5.01 within the time period specified in Section 6.01(c) or (ii) any of the events or conditions referred to in Section 6.01(h) or 6.01(i) shall exist):

                (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 3 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

                (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.02(ii),
                        5.03 to 5.14, inclusive, or 5.22; or

                (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Agent at the request of any Bank or (ii) the Borrower otherwise becomes aware of any such failure; or

                (d) any representation, warranty, certification or statement made or incorporated by reference in Article IV or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

                (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding in the aggregate principal amount of $500,000 or greater (other than the Notes) when due or within any applicable grace period; or

                (f) an "Event of Default" shall occur under any of the other Loan Documents; provided, that, should any such "Event of Default" be waived by the Banks, then, such waiver shall operate as a waiver of an Event of Default arising under this Section 6.01(f) as a result of same; or

                (g) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of the Borrower or any Subsidiary in the aggregate principal amount of $500,000 or greater (including, without limitation, any "put" of such Debt to the Borrower or any Subsidiary) or enables the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any "put" of such Debt to the Borrower or any Subsidiary); or

                (h) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                (j) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 d ays thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; provided, that no Default or Event of Default shall arise under this paragraph (j) so long as the maximum potential liability to the Borrower or any member of the Controlled Group shall be not greater than $500,000; or

                (k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $500,000, shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                (l) a federal tax lien shall be filed against the Borrower under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower under Section 4068 of ERISA and in either case such lien shall (i) secure an obligation, or asserted obligation, in excess of $500,000 and (ii) remain undischarged or unstayed for a period of 25 days after the date of filing; or

                (m) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Director s of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

                (n) the occurrence of any event, act, occurrence, or condition which the Banks determine either does or has a reasonable probability of causing a Material Adverse Effect; or

                (o) (i) any of the Subsidiary Guaranties shall cease to be enforceable or (ii) the Borrower or any Subsidiary Guarantor shall assert that any Loan Document is not enforceable; or

                (p) an "Event of Default" shall occur under the Working Capital Credit Agreement; provided, that, should any such "Event of Default" be waived by the Banks, then, such waiver shall operate as a waiver of an Event of Default arising under this Section 6.01(p) as a result of same.

then, and in every such event, the Agent shall, if requested by the Required Banks, (i) by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (h) or (i) above occurs with respect to the Borrower, without any notice to the Borrower or any oth er act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

                SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon noti fy all the Banks thereof.


        ARTICLE VII

        THE AGENT

                SECTION 7.01. Appointment; Powers and Immunities.
Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

                SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks , and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directio ns, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                SECTION 7.04. Rights of Agent as a Bank. With respect to the Loans made by it, Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity. The Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

                SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imp osed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                SECTION 7.06. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

                SECTION 7.07. Nonreliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

                SECTION 7.08. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refus ing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

                SECTION 7.09. Resignation or Removal of Agent.
Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving not notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks.
Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.


        ARTICLE VIII

        CHANGE IN CIRCUMSTANCES; COMPENSATION

                SECTION 8.01. Basis for Determining Interest Rate
Inadequate or Unfair.  If on or prior to the first day of any Interest
Period:

                (a) the Agent reasonably determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                (b) the Required Banks advise the Agent that the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans specified in such notice shall be suspended. Unless the Borrower notifies the Agent prior to the time of any Borrowing of Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

                SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such n otice and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

                SECTION 8.03. Increased Cost and Reduced Return.
(a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the tax or rate of tax on the overall net income of such Bank or its Lending Office, as the case may be, or franchise taxes imposed by the jurisdiction or any political subdivision or taxing authority in which such Bank's principal executive office or Lending Office is located); or

                (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

                (iii) shall impose on any Bank (or its Lending Office)
                      or on the United States market for the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;
and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. In determining such amount, such Bank may use any reasonable averaging and attribution methods generally utilized by such Bank to determine such amounts on a non-discriminatory portfolio basis. Before giving any notice pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice, and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

                (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts (together with an explanation, including calculations, of how such amounts were determined) to be paid to it hereunder shall constitute rebuttable presumptive evidence of th e amount payable to any relevant Bank. In determining such amount, such Bank may use any reasonable averaging and attribution methods generally utilized by such Bank to determine such amounts on a non-discriminatory portfolio basis.

                (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other
Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

                SECTION 8.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section
8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans, and shall be made instead as Base Rate Loans, and

                (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

                SECTION 8.05. Compensation. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

                (a)     any payment or prepayment (pursuant to Section
                        8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan; or

                (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

                (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of equal or comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.


        ARTICLE IX

        MISCELLANEOUS

                SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopier or similar writing) and shall be given to such party at its address or telecopier or telex number set forth on the signature pages hereof or such other address or telecopier or telex number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier or telex, when such telecopier or telex is transmitted to the telecopier or telex number specified in this Section and the appropriate confirmation or answerback is received, (i i) if given by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), addressed as aforesaid or (ii i) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

                SECTION 9.02. No Waivers. No failure or delay by the Agent, any Bank or the Borrower in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                SECTION 9.03. Expenses; Documentary Taxes. The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent and the Banks, including reasonable fees and disbursements of Jones, Day, Reavis & Pogue and the internal counsel of First Chicago, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment and (ii) if a Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and any Bank, including reasonable fees and disbursements of counsel, including, without limitation, the internal counsel of First Chicago, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including reasonable out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

                SECTION 9.04. Indemnification. (a) The Borrower shall indemnify the Agent, the Banks and each affiliate thereof and their respective directors, officers, employees and agents (each an "Indemnified Party") from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation or other proceeding (including any threatened in vestigation or proceeding) relating to the foregoing (an "Indemnity Proceeding"), and the Borrower shall reimburse each Indemnified Party, upon demand for any reasonable expenses (including, without limitation, reasonable legal fees) incurred in connection with any such investigation or proceeding ("Claims and Expenses"); but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Indemnified Party; provided, that should the Borrower pay any amounts to the Agent or the Banks due to this Section, and it shall be determined that the harm being indemnified against resulted from the Agent's or any Bank's gross negligence or wilful misconduct, then such party receiving such payment shall rebate such payment to the Borrower, together with interest thereon accruing at the Federal Funds Rate from the date such payment was made until the date such rebate is received by the Borrower (calculated for the actual number of days elapsed on the basis of a 365 day year).

                (b) If the Borrower is required to indemnify an Indemnified Party pursuant hereto and has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, unless such Indemnified Party shall have an important general interest (i.e. an interest having general application to its business other than solely with respect to the Loans under this Agreement) in settling or compromising such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

                (c) If a claim is to be made by an Indemnified Party under this Section, the Indemnified Party shall give written notice to the Borrower promptly after the Indemnified Party receives actual notice of any Claims and Expenses incurred or instituted for which the indemnification is sought; provided, that, the failure to give such prompt notice shall not decrease the Claims and Expenses payable by the Borrower. If requested by the Borrower in writing, and so long as (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower has acknowledged in writing to the Indemnified Party that the Borrower shall be obligated under the terms of its indemnity hereunder in connection with such Indemnity Proceeding, the Borrower may, at its election, conduct the defense of any such Indemnified Proceeding to the extent such contest may be conducted in good faith on legally supported grounds, unless such Indemnified Party shall have an important general interest (i.e. an interest having general application to its business other than solely with respect to the Loans under this Agreement) in settling or compromising such Indemnity Proceeding (in which case such Indemnified Party shall conduct the defense of same). If any lawsuit or enforcement action is filed against any Indemnified Party entitled to the benefit of indemnity under this Section, written notice thereof shall be given to the Borrower as soon as practicable (and in any event within 15 days after the service of the citation or summons). Notwithstanding the foregoing, the failure so to notify the Borrower as provided in this Section will not relieve the Borrower from liability hereunder. After such notice, the Borrower shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage counsel of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, at the Borrower's cost, risk and expense; provided however, that the Borrower and its counsel shall proceed with diligence and in good faith with respect thereto; and, provided, further, that, should an important general interest (i.e. an interest having general application to its business other than solely with respect to the Loans under this Agreement) of the Indemnified Party be at issue, then, the Indemnified Party may conduct the defense of any Indemnity Proceeding. If (i) the engagement of such counsel by t he Borrower would present a conflict of interest which would prevent such counsel from effectively defending such action on behalf of the Indemnified Party, (ii) the defendants in, or targets of, any such lawsuit or action include both the Indemnified Party and Borrower, and the Indemnified Party reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to the Borrower, (iii) the Borrower fails to assume the defense of the lawsuit or action or to employ counsel reasonably satisfactory to such Indemnified Party, in either case in a timely manner, or (iv) a Default or Event of Default shall occur and be continuing, then such Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the Borrower will pay the fees and disbursements of such counsel; provided, however that each Indemnified Party shall endeavor, but shall not be obligated, in connection with any matter cove red by this Section which also involves other Indemnified Parties, to use reasonable efforts to avoid unnecessary duplication of efforts by counsel for all indemnities. Should the Borrower be entitled to conduct the defense of any Indemnity Proceeding pursuant to the terms of this Section, the Indemnified Party shall cooperate (with all Claims and Expenses associated therewith to be paid by the Borrower) in all reasonable respects with the Borrower and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however that the Indemnified Party may, at its own cost (except as set forth in, and in accordance with, the foregoing sentence), participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

                (d) The Agent and each Bank agree that in the event that any Indemnity Proceeding is asserted or threatened in writing or instituted against it or any other party entitled to indemnification hereunder, the Agent or such Bank shall promptly notify the Borrower thereof in writing and agree, to the extent appropriate, to consult with the Borrower with a view to minimizing the cost to the Borrower of its obligations under this Section; provided, that, the failure to so notify the Borrower will not relieve the Borrower from liability hereunder.

                SECTION 9.05. Sharing of Setoffs. Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counter claim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other that its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                SECTION 9.06. Amendments and Waivers. (a) Except as otherwise specifically provided herein, any provision of this Agreement, the Notes or any other Loan Documents may be amended or wai ved if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, except as provided in the next succeeding proviso, no such amendment or waiver shall, unless signed by all Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on any Loan or any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder,
(iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, or (vii) release any Guarantee given to support payment of the Loans.

                (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with both (i) reasonably sufficient information to enable it to make an informed decision with respect thereto, and (ii) substantially the same information as supplied by the Borrower to any other Bank. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

                SECTION 9.07. No Margin Stock Collateral. Each of the Banks represents to the Agent, each of the other Banks and the Borrower that it in good faith is not, directly or indirectly ( by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                SECTION 9.08. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and ass igns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Agent and the Banks.

                (b) Subject to Section 9.08(f) below, any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the perfo rmance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment there of with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) commitment fee is payable hereunder from the rate at which the Participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation, or (v) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has oc curred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to ti me.

                (c) Subject to Section 9.08(f) below, any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit D, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not then a Bank, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) the amount of the Commitment of the assigning Bank subject to such assignment (determined as of the effective date of the assignment) shall be equal to $5,000,000 (or any larger multiple of $1,000,000), and (iii) no interest may be sold by a Bank pursuant to this paragraph
(c) to any Assignee that is not then a Bank, or an Affiliate of a Bank, without the prior written consent of the Borrower for so long as no Event of Default shall be in existence, which consent shall not be unreasonably withheld. Upon (A ) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assi gnee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $2,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee and, if necessary, a new Note shall be issued to the transferor Bank.

                (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

                (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                (f) Notwithstanding anything to the contrary contained hereinabove, unless an Event of Default shall have occurred and be continuing, (i) Wachovia Bank of Georgia, N.A. and The First National Bank of Chicago shall not sell participations in or assign more than 49% of each such Bank's Commitment as in effect as of the Closing Date (other than to Affiliates of each such Bank), (ii) no other Bank may participate or assign more than 51% of its Commitment (other than to one of its Affiliates) as in effect on the date that it becomes a Bank without the prior written consent of the Agent, the Borrower (which consent shall not be unreasonably withheld) and the Required Banks and
(iii) no Bank may assign or sell a participation in any of its rights or obligations hereunder unless such Bank sells an equal percentage interest in its rights and obligations under the Working Capital Credit Agreement. If an Event of Default shall be in existence, then the Banks may sell any number of participations and assignments in the Loans if such transfers are otherwise in compliance with the terms of this Agreement.

                SECTION 9.09. Confidentiality. Each Bank agrees to exercise its best efforts and in any event not less than the same degree of care as it uses to maintain its own confidential information in maintaining the confidentiality of any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information from any one other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed by means which are not violative of this Section 9.09, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any right, power of remedy hereunder or under any of the other Loan Documents,
(vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing (aa) to be bound by the provision s of this Section 9.09 and (bb) that the Borrower is a third party beneficiary of such agreement, and (cc) to return all copies of the confidential information to the Agent if the proposed assignment or participation is not consummated.

                SECTION 9.10. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes Loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however that, subject to
 Section 9.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

                SECTION 9.11. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

                SECTION 9.12. Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

                SECTION 9.13. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                SECTION 9.14. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. THE BORROWER (A) AND EACH OF THE BANKS AND THE AGENT IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY,
(B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF GEORGIA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, AND (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF GEORGIA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST THE BORROWER PERSONALLY, AND AGAINST ANY ASSETS OF THE BORROWER, WITHIN ANY OTHER STATE OR JURISDICTION.

                SECTION 9.15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

        NATIONAL DATA CORPORATION       (SEAL)


        By:
            Title:

        National Data Plaza
        Atlanta, GA  30329-2010
        Attention:  E. Michael Ingram, Esq.
        Telecopier number: 404-728-2990
        Confirmation number: 404-728-2504


COMMITMENTS     WACHOVIA BANK OF GEORGIA, N.A.,
        as Agent and as a Bank  (SEAL)


        By:
            Title:
$20,000,000.00
        Lending Office

        Wachovia Bank of Georgia, N.A.
        191 Peachtree Street, N.E.
        Atlanta, Georgia 30303-1757
        Attention: Atlanta Corporate Group
        Telex number: 461105
        Answerback: WACH INT ATL
        Telecopier number: 404-332-5016
        Confirmation number: 404-332-5920


        THE FIRST NATIONAL BANK
        OF CHICAGO      (SEAL)


        By:
$20,000,000.00     Title:

        Lending Office

        One First National Plaza
        Mail Suite 0374
        Chicago, Illinois  60670-0374
        Attention: Aloysius R. Chircop
        ______________________
        Telecopier number 312-732-3885
        Confirmation number 312-732-1491
TOTAL COMMITMENTS:

$40,000,000.00



- - --------------------------------------------------------------------



FIRST RENEWAL
EMPLOYMENT AGREEMENT

     THIS FIRST RENEWAL EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into effective as of the 18th day of May, 1995, by and between ROBERT A. YELLOWLEES, an individual resident of the State of Georgia (hereinafter referred to as "Employee"), and NATIONAL DATA CORPORATION, a Delaware corporation (hereinafter referred to as the "Company").

W I T N E S E T H:

     WHEREAS, the Company desires to continue to employ Employee in an executive capacity, and Employee desires to continue to be employed by the Company, on the terms and conditions hereinafter set forth; and

     WHEREAS, the Employee's original Employment Agreement provides for extension on or before May 17, 1994;

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1.  Employment; Position as Director.

     1.1 Officer Positions. Subject to the terms and conditions hereof, the Company hereby extends the employment of Employee and Employee hereby accepts such extension of employment. Employee shall continue to serve as President and Chief Executive Officer and Chairman of the Board of the Company and shall perform such duties as are assigned to him from time to time by the Board of Directors. The Board of Directors shall have the right subsequently to elect as President of the Company an individual other than Employee, but at all times during the term of this Agreement Employee shall serve as Chief Executive Officer and at all times during the term of this Agreement shall serve as Chairman of the Board. Employee shall devote his full business time and best efforts to rendering services on behalf of the Company. It is understood that Employee will continue to serve as a member of the Board of Directors and Chairman of Spectrum Research Group, Inc. on an ongoing basis.

     1.2 Position as Director. During the term of this Agreement, the Company shall use its best efforts to cause Employee to continue to be nominated and elected as a member of the Board of Directors of the Company. Employee shall not be entitled to additional compensation for his service as a Director. The Company agrees that Employee's service as a Director while he remains an employee of the Company shall be credited for purposes of determination of eligibility for benefits under and computation of the amount of benefits payable pursuant to the Retirement Plan for Non-Employee Directors of the Company.

     Section 2. Term.

     The employment of Employee hereunder shall continue pursuant to the term of this Agreement effective as of May 18, 1995, and, unless sooner terminated pursuant to Section 5 of this Agreement with the consequences of termination set forth in such Section 5 and unless extended as provided below, shall continue through May 17, 1998. The employment of Employee hereunder may be further extended thereafter for terms of three years each upon the mutual agreement of Employee and the Company to so extend on or before the date one year prior to the expiration of any such term.

     Section 3.  Compensation; Bonuses; Expenses.

     3.1 Salary. Employee shall be paid a salary during the term of his employment hereunder at the initial rate of $470,000 per annum, subject to review by the Board on or about May 18, 1995, the inception date of this Agreement. Such salary shall be subject to annual review and possible increase by the Board of Directors but shall not be decreased during the term of this Agreement.

     3.2  Option Grants.

          (a) The Company, in accordance with and subject to the terms and conditions of the Company's 1987 Stock Option Plan, hereby covenants and agrees to grant to Employee, effective as of May 18, 1995, a non-qualified stock option consisting of three components (collectively the "Options") to purchase an aggregate of 300,000 shares of Common Stock. Each Option Agreement shall have a term of ten years and shall include the following additional provisions:

                    (A)  One-third of the shares will have an
exercise price equal to the closing price of Company common stock on the date the grant is formally approved by the Board, contemplated to be May/June of 1995, but not less than $15.00 per share. The options awarded under this grant shall vest as follows; 20% on May 17, 1997, and additional 25% on May 17, 1998, an additional 25% on May 17, 1999, and an additional 30% on May 17, 2000.


               (B) One-third of the shares will have an exercise price equal to 112% of the exercise price for the shares described in (A) above. The options awarded under this paragraph shall vest as follows; 20% on May 17, 1998, and additional 25% on May 17, 1999, an additional 25% on May 17, 2000, and an additional 30% on May 17, 2001.

               (C) One-third of the shares will have an exercise price equal to 124% of the exercise price for the shares described in (A) above. The options awarded under this grant shall vest as follows; 20% on May 17, 1999, an additional 25% on May 17, 2000, an additional 25% on May 17,2001, and an additional 30% on May 17, 2002.

The Company and Employee shall enter into Option Agreements to set forth the terms of each option grant, which Option Agreements shall provide for the immediate and full vesting of the Options in the event of (i) a Change in Control of the Company (as defined in Section 5.2 hereof), (ii) the death or physical or mental incapacity (as defined in Section 5.1 hereof) of Employee,
(iii) the termination of employment of Employee to the extent and as provided in Section 5 hereof or (iv) this Agreement is not renewed for an additional three year term as set forth in Section 2 above.

          (b) Employee also shall be eligible for additional stock option grants by the Company. Any such additional grants shall be in recognition of exceptional performance by Employee as determined by the Company.

     3.3 Additional Bonuses. The Company, upon recommendation by the Compensation Committee of the Board of Directors and approval by the Board of Directors, shall establish additional bonus arrangements for Employee with respect to the Company's fiscal years beginning on June 1, 1995 and thereafter during the term of this Agreement. The target amount for each such bonus shall be equal to Employee's base salary for the fiscal year for which the bonus is to be paid. Such bonuses shall be based upon specific performance objectives agreed upon by the Employee and the compensation committee of the Company's board of directors. The bonuses under this Section 3.3 may range from none to 150% of the target amounts established as provided above. The bonuses under this Section 3.3 shall, at Employee's request, be paid in whole or in part in shares of Common Stock. The Company agrees that in the event all or any portion of any such bonus shall be paid in shares of Common Stock, the Company shall take any reasonable actions necessary to enable Employee to dispose of such shares without limitation under the Securities Act of 1933, as amended. In the event of (i) a Change in Control of the

Company (as defined in Section 5.2 hereof), (ii) the death or physical or mental incapacity (as defined in Section 5.1 hereof) of Employee or (iii) the termination of employment of Employee to the extent and as provided in Section 5 hereof, the Company shall immediately pay to Employee or his successor in interest 75% of the target amount of the bonus under this Section 3.3 for the fiscal year in which such event occurs.

     3.4 Expenses. The Company shall reimburse Employee for all reasonable expenses incurred by Employee in connection with performance of Employee's duties hereunder and vouched to the reasonable satisfaction of the Company pursuant to its standard procedures.

     Section 4.  Additional Employment Benefits.

     Employee shall have the right to participate in such medical, dental, disability, hospitalization, life insurance and other benefit plans (such as pension and profit sharing plans) and perquisites as the Company shall maintain from time to time for the benefit of executive employees of the Company, on the terms and subject to the conditions set forth in such plans. In addition, the Company shall maintain on behalf of Employee, or reimburse Employee for the premiums paid for, whole life insurance policies in the face amount of $2 million, currently maintained as term insurance by and on the life of Employee. Such policies shall be payable to a beneficiary or beneficiaries designated by Employee, and the cash values and other benefits associated with such policies shall be paid to or otherwise enjoyed by such beneficiary or beneficiaries, or otherwise Employee. The Company also shall pay for disability income insurance for Employee as requested by Employee in addition to the amounts paid pursuant to the Company's existing disability insurance plan; provided, however, that total payments by the Company for life insurance and disability income insurance under this Section 4 shall not exceed $55,000 per annum.

     Section 5.  Termination; Effect of Termination.

     5.1 Termination. Anything in this Agreement to the contrary notwithstanding, this Agreement and the employment of Employee pursuant hereto shall terminate upon the first to occur of the following events:

          (i)       The death of Employee;

          (ii) The lapse of thirty (30) days following the date on which the Company shall give written notice to Employee of termination of his employment hereunder by reason of his physical or mental incapacity. Employee shall be deemed to be physically or mentally incapacitated for purposes of this Agreement if by reason of any physical or mental incapacity he has been unable, or it is reasonably expected that he will be unable, for a period of at least one hundred eighty (180) substantially continuous days to perform his regular duties and responsibilities hereunder in a reasonably satisfactory manner. In the event of any disagreement between Employee and the Company as to whether Employee is physically or mentally incapacitated such as to permit the Company to terminate his employment pursuant to this paragraph (ii), the question of such incapacity shall be submitted to an impartial and reputable physician for determination, selected by mutual agreement of Employee and the Company or, failing such agreement, selected by two physicians (one of which shall be selected by the Company and the other by Employee), and such determination of the question of such incapacity by such physician shall be final and binding on Employee and the Company. The Company shall pay the reasonable fees and expenses of such physician; or

          (iii) The lapse of fifteen (15) days following written notice by the Company to Employee of termination for "cause," which notice shall reasonably describe the cause for which Employee's employment is being terminated. For purposes of this Agreement, "cause" shall mean:

                    (A)  Continued neglect of duties for which
               Employee is employed after receipt of initial notice thereof from the Board of Directors and failure to remedy such neglect of duties after agreement by the Company and Employee to a reasonable plan and schedule for remediation of such neglect of duties;

                    (B)  Misconduct involving moral turpitude in
               the performance of duties for which Employee is employed, including, without limitation, the commission of fraud, misappropriation or embezzlement by Employee; or

                    (C)  Employee's conviction for, or plea of
               guilty in connection with, the commission of any felony in the performance of Employee's duties.

     5.2  Effect.

          (a) Upon termination of this Agreement and Employee's employment for any reason, Employee shall be entitled to receive the compensation pursuant to Section 3 hereof owed to Employee but unpaid for performance rendered under this Agreement as of the date of termination ("Employee's Termination Date") and any additional compensation he may be entitled to receive under the terms of any employee benefit plan of the Company.

          (b)  In addition to the compensation under paragraph
(a) above, upon termination of this Agreement and Employee's employment prior to the expiration of the initial term of this Agreement as provided by Section 2 hereof, or prior to the expiration of any renewal term as provided by such Section if this Agreement is renewed, (i) upon the physical or mental incapacity of Employee, (ii) by the Company other than pursuant to Section 5.1(iii)(B) or 5.1(iii)(C) above or (iii) by Employee following an Employee Status Change (as defined below) within three years after a Change in Control of the Company (as defined below):

               (A)  The Company shall pay Employee the Severance
               Benefit (as defined and in the manner described below);

               (B) All Restricted Stock awarded to Employee at any time during his employment with the Company shall be immediately and fully vested as of Employee's Termination
Date;

               (C) All stock options awarded to Employee under any employee stock option plan at any time during his employment with the Company shall be fully vested as of Employee's
Termination Date; and

               (D) The Company shall pay Employee 75% of the target amount of the bonus provided under Section 3.3 hereof for the fiscal year in which the employment of Employee terminates.

Also upon termination of this Agreement (i) by the Company other than pursuant to Section 5.1(iii)(B) or 5.1(iii)(C) above or (ii) by Employee following an Employee Status Change within three years after a Change in Control of the Company, the Company shall maintain in full force and effect, for Employee's benefit until the earlier of (1) three years after Employee's Termination Date or (2) commencement of Employee's full-time employment with a new employer, all Benefit Plans (as defined below) in which Employee was entitled to participate immediately prior to Employee's Termination Date, provided that Employee's continued participation is possible under the general terms and provisions of such Benefit Plans.

          (c)  In addition to the compensation under paragraph
(a) above, upon termination of this Agreement and the employment of Employee upon the death of Employee:


               (A) All Restricted Stock awarded to Employee at any time during his employment with the Company shall be immediately and fully vested as of Employee's Termination
Date; and

               (B) All stock options awarded to Employee under any employee stock option plan at any time during his employment with the Company shall be fully vested as of Employee's
Termination Date.

     For purposes of this Agreement:

          (x) A "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to current Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Act of 1934, as amended and as in effect on the date of this Agreement (the "1934 Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the 1934 Act, becomes the beneficial owner, as defined by Rule 13(d)(3) under the 1934 Act as in effect on the date of this Agreement, of securities of any class or classes of the Company representing 30% or more of the voting power of the Company's then outstanding securities; or (ii) the Company is a party to a merger or other business combination pursuant to which the Company does not survive or survives only as a subsidiary of another corporation or otherwise does not remain an independent corporation; or (iii) all or substantially all of the assets of the Company are sold or otherwise disposed of; or (iv) at any time less than a majority of the members of the Board of Directors of the Company shall be persons who were either nominated for election by the Board or were elected by the Board, or otherwise less than a majority of the Board of Directors of the Company shall be persons who are independent of any third person referred to in subparagraph (i) above of this paragraph (x); or (v) any combination of the foregoing occurs.

          (y) An "Employee Status Change" shall mean the happening of any one or more of the following events after a Change in Control of the Company;

               (i) Without the express written consent of Employee, the Company's assignment of Employee to any duties inconsistent with his positions, duties, responsibilities or status with the Company immediately prior to the Change in Control or a substantial reduction of his duties or responsibilities, in each case as reasonably determined by Employee; or


                    (ii)      A reduction by the Company in
Employee's salary in effect immediately prior to the change in Control; or

               (iii) Any failure by the Company to continue in effect any benefit plan or arrangement (including, without limitation, the Company's group life, medical, accident and disability plans and perquisites afforded executive employees) in which Employee is participating at the time of a Change in Control (or any other plans or arrangements provided Employee with substantially similar benefits) (referred to in this Agreement as "Benefit Plans"), or the taking of any action by the Company which would adversely affect Employee's participation in or materially reduce his benefits under any Benefit Plan or deprive him of any material fringe benefit enjoyed by him at the time of a Change in Control; or

               (iv) Any failure by the Company to continue in effect any plan or arrangement to receive securities of the Company (including, without limitation, the Company's Stock Option Plans, Employee Stock Purchase Plan and Restricted Stock Plan, and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof) in which Employee is participating at the time of a Change in Control (or any other plans or arrangements providing Employee with substantially similar benefits) (referred to in this Agreement as "Securities Plans") or the taking of any action by the Company which would adversely affect Employee's participation in or materially reduce his benefits under any such Securities Plan as his participation therein is in effect at the time of a Change in Control; or

               (v) Any failure by the Company's Board or stockholders, as the case may be, to re-elect Employee to the corporate office or position held by him immediately prior to the Change in Control or his removal from any such office including any seat held at such time on the Company's Board of Directors; or

                    (vi)      Any breach by the Company of any of
the provisions of this Agreement or any failure by the Company to carry out any of its obligations hereunder.

          (z) The "Severance Benefit" shall mean an amount equal to three (3) times the greater of (i) the average of Employee's average annual taxable compensation, including bonuses, from the Company as reported on Internal Revenue Service Form W-2 during the three-year period immediately preceding Employee's Termination Date (or such shorter period that Employee has been employed by the Company) or (ii) Employee's current year compensation plus a bonus amount assumed to equal 75% of such current year salary; provided, however, that if such Severance Benefit, either alone or together with any other payments or benefits which Employee has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Code), such Severance Benefit shall be reduced to the largest amount as will result in no portion of the Severance Benefit being subject to the excise tax imposed by
Section 4999 of the Code. The Severance Benefit shall be payable in thirty-six (36) equal monthly installments commencing on the first day of the month following Employee's Termination Date.

     Section 6. Confidentiality Agreement. Upon execution of this Agreement, Employee has entered into and agrees to abide by the terms of the agreement in the form attached hereto as Exhibit
A relating to confidentiality, non-disclosure and related obligations of Employee to the Company.

     Section 7.  Additional Provisions Relating to Change in
Control.

     (a) In the event that a third person commences a tender or exchange offer or a proxy solicitation to elect directors of the Company with a view to effecting a Change in Control of the Company, Employee agrees that he shall not voluntarily leave the employ of the Company, and shall render the services contemplated in this Agreement, until the third person has abandoned or terminated such efforts to effect a Change in Control of the Company or until after such a Change in Control of the Company has been effected.

     (b) In order to ensure the payment of the Severance Benefit provided for in this Agreement, immediately following the commencement of any action by a third party with the aim of effecting a Change in Control of the Company, or the publicly-announced threat by a third party to commence any such action, the Company shall establish an irrevocable standby Letter of Credit issued by a national banking association in favor of Employee in the amount of the Severance Benefit that would have been paid to Employee under this Agreement if Employee's Termination Date had occurred on the date of commencement, or publicly-announced threat of commencement, of such action by the third party. Such Letter of Credit shall provide that the issuer thereof, subject only to Employee's written certification to such issuer that Employee is entitled to payment of the Severance Benefit pursuant to this Agreement and that the Company shall have failed to commence payment of such benefit to Employee, shall have the unconditional obligation to pay the amount of such Letter of Credit to Employee in thirty-six (36) equal monthly installments commencing on the first day of the month following Employee's Termination Date. In the event that subsequent to commencement of such installment payments to Employee pursuant to such Letter of Credit (i) the Company and Employee shall mutually agree that Employee shall not have been entitled to payment of the Severance Benefit pursuant to this Agreement or (ii) a court of competent jurisdiction shall finally adjudge Employee not to have been entitled to payment of such Severance Benefit and such judgment shall have been affirmed on appeal or shall not have been appealed within any time period specified for the filing of an appeal, Employee shall promptly pay to the Company the total amount previously paid to Employee by the issuer of such Letter of Credit and no further payment shall be made to Employee pursuant to such Letter of Credit.

     Section 8.  Miscellaneous.

     8.1 Withholding. Notwithstanding any of the terms or provisions of this Agreement, all amounts payable by the Company to Employee hereunder shall be subject to withholding of such sums related to taxes as the Company may be required to withhold pursuant to applicable law or regulation.

     8.2  No Obligation to Mitigate Damages; No Effect on Other
Contractual Rights.

          (a) Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Employee as a result of employment by another employer after Employee's Termination Date or otherwise.

          (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Employee's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Securities Plan, employment agreement or other contract, plan or arrangement.

     8.3 Payment of Certain Costs of Employee. If a dispute arises regarding the interpretation or enforcement of this Agreement, and if Employee shall prevail in such dispute, all legal fees and expenses incurred by Employee in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in this Agreement or in otherwise pursuing his claim shall be paid by the Company. The

Company further agrees to pay Employee pre-judgment interest on any money judgment obtained by Employee in such a proceeding calculated at the prime rate of Wachovia Bank of North Carolina, N.A., Winston-Salem, North Carolina, as in effect from time to time from the date that payment(s) to Employee should have been made under this Agreement.

     8.4  Binding Effect.

          (a) This Agreement shall inure to the benefit of and shall be binding upon Employee and his executor, administrator, heirs, personal representative and assigns, and the Company and its successors and assigns; provided, however, that Employee shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of the Company.

          (b) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to payment of the Severance Benefit from the Company hereunder in the same amount and on the same terms as Employee would be entitled hereunder if he were to terminate his employment pursuant to this Agreement, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed Employee's Termination Date. As used in this Agreement, the "Company" shall mean the Company as defined in the recitals to this Agreement and any successor to its business and/or assets as provided above in this Section 8.4 which executes and delivers the agreement provided for in this
Section 8.4 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     8.5 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Delaware.

     8.6 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


     8.7 Notices. Unless otherwise agreed to in writing by the parties hereto, all communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or when deposited in the United States mail, registered or certified mail, postage prepaid, addressed as follows:

          (a)  If to Employee:

               Mr. Robert A. Yellowlees
               2696 Habersham Road, N.W.
               Atlanta, Georgia 30305

          (b)  If to the Company, addressed to:

               National Data Corporation
               National Data Plaza
               Atlanta, Georgia 30329-2010
               Attention:  Office of Corporate Secretary

or to such other person or address as shall be furnished in writing by either party to the other prior to the giving of the applicable notice or communication.

     8.8 Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration before a panel of three arbitrators in Atlanta, Georgia in accordance with the rules of the American Arbitration Association then in effect. In connection with any such arbitration proceeding, the Company shall select one arbitrator, Employee shall select one arbitrator and the two arbitrators so selected shall select the third arbitrator, and the decision of any two arbitrators shall be binding upon the parties. Upon default in the selection of the third arbitrator as provided above, the American Arbitration Association shall designate such third arbitrator upon application of either party. Judgment may be entered on the award of the arbitrators in any court of competent jurisdiction.

     8.9 Separability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


     8.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


     8.11 Entire Agreement. This Agreement (together with the agreements attached hereto and entered into concurrently herewith) is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

NATIONAL DATA CORPORATION

By:____/s/ Ira C. Herbert__________
       Ira C. Herbert
Title: Chairman, Compensation Committee
       Board of Directors of
       National Data Corporation


EMPLOYEE


______/s/ Robert A. Yellowlees______
Robert A. Yellowlees

- - ---------------------------------------------------------------------


        RETIREMENT PLAN

        FOR NON-EMPLOYEE DIRECTORS

        OF

        NATIONAL DATA CORPORATION


Dated as of December 19, 1991, as

Amended and Restated as of

April 20, 1994



        TABLE OF CONTENTS



        ARTICLE   1             DEFINITIONS AND CONSTRUCTION

                1.1             Annual Director's Fee
                1.2             Benefit Commencement Date
                1.3             Board Service
                1.4             Change in Control
                1.5             Code
                1.6             Committee
                1.7             Company
                1.8             Director
                1.9             Effective Date
                1.10            ERISA
                1.11            Inside Director
                1.12            Outside Director
                1.13            Participant
                1.14            Plan
                1.15            Plan Administrator
                1.16            Plan Year
                1.17            Retirement Date
                1.18            Retirement Income
                1.19            Spouse
                1.20            Subsidiary
                1.21            Year of Eligibility Service

ARTICLE   2             PARTICIPATION

                2.1             Commencement of Participation
                2.2             Participant Contributions
                2.3             No Directorship Rights

ARTICLE   3             VESTING AND ELIGIBILITY FOR
                                RETIREMENT INCOME

                3.1             Vesting
                3.2             Eligibility for Retirement Income
                3.3             Vesting Upon Change in Control
                3.4             Forfeiture of Retirement Income
                3.5             Availability for Consultation





        ARTICLE   4             FORMS AND AMOUNT OF RETIREMENT
                                INCOME

                4.1             Pre-retirement Survivor Benefit
                                  Coverage for the Married
                                  Participant
                4.2             Post-retirement Income
                4.3             Payment to the Participant's or
                                  Spouse's Representative
                4.4             Unclaimed Benefits
                4.5             Application for Benefits
                4.6             Change in Control
                4.7             Deferral of Payments

        ARTICLE   5             PLAN TERMINATION

                5.1             Termination of Plan

        ARTICLE   6             ADMINISTRATION

                6.1             Retirement Plan Committee
                6.2             Expenses
                6.3             Indemnification
                6.4             Amendment of the Plan
                6.5             Applicable Law
                6.6             Non-alienation
                6.7             Limitation on Rights


                RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS OF NATIONAL DATA CORPORATION dated as of December 18, 1991, as amended and restated as of April 20, 1994.


        ARTICLE 1

        Definitions and Construction

The headings and subheadings of the various provisions of this Plan have been inserted for convenient reference. In the event any heading or subheading conflicts with the context, the context shall govern. As used in the Plan, the following words and phrases and any derivatives thereof shall have the meanings set forth below unless the context clearly indicates otherwise. Definitions of other words and phrases are set forth throughout the Plan. Section references indicate sections of the Plan unless otherwise stated. The masculine pronoun includes the feminine, and the singular number includes the plural and the plural the singular, whenever applicable.

1.1 Annual Director's Fee. The sum of cash compensation paid for Board service exclusive of expense reimbursements, compensation for committee membership and fees for attendance at Board or committee meetings, if any, plus the market value as of the date of grant of shares (exclusive of stock options) of Company common stock granted, if any, to the Outside Director during the calendar year immediately preceding the year in which the Outside Director retires. Market value of the stock shall be deemed equal to the average of the high and low selling prices of the stock on the The New York Stock Exchange, or other market on which the stock is traded, as reported in the Wall Street Journal on the date of grant or the last preceding date on which the stock was traded if no trades occurred on such date.

1.2 Benefit Commencement Date. The first day of the first month for which Retirement Income is payable to the Participant or to the surviving Spouse of the Participant on the first day of the first month for which Retirement Income would have become payable had the Participant not died before attaining age 70, but who dies after attaining five years of Board Service as described in Article 4.

1.3 Board Service. The calendar months, before and after the Effective Date, during which the Outside Director serves on the Company's Board of Directors; provided that any portion of a month shall be counted as a whole month; and provided further that, except as otherwise approved by the Company's Board of Directors, no Outside Director shall receive credit for Board Service for any period when he serves as an Inside Director or is otherwise employed by the Company or by a Subsidiary.

1.4 Change in Control. A change in control of the Company of a nature that would be required to be reported in response to current Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Act of 1934, as amended and as in effect on the effective date of this Plan (the "1934 Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the 1934 Act, becomes beneficial owner, as defined by Rule 13(d)(3) under the 1934 Act as in effect on the effective date of this Plan, of securities of any class or classes of the Company representing 30% or more of the voting power of the Company's then outstanding securities; or (ii) the Company is a party to a merger or other business combination pursuant to which the Company does not survive or survives only as a subsidiary of another corporation; or (iii) all or substantially all of the assets of the Company are sold or otherwise disposed of; or (iv) at any time less than a majority of the members of the Board of Directors of the Company shall be persons who were either nominated for election by the Board or were elected by the Board; or (v) any combination of the foregoing occurs.

1.5 Code. The Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings issued under the Code.

1.6 Committee. The Retirement Plan Committee, which shall have primary responsibility for administering the Plan under Article 6.

1.7     Company.  National Data Corporation, a Delaware Corporation.

1.8 Director. A member of the Company's Board of Directors. An Outside Director is a Director who is not employed by the Company or by a Subsidiary. An Inside Director is a Director who is employed by the Company or by a Subsidiary.

1.9     Effective Date.  December 18, 1991.

1.10 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations or rulings issued under ERISA.

1.11    Inside Director.  See Section 1.8.

1.12    Outside Director.  See Section 1.8.

1.13    Participant.  A Director who is participating in the Plan under
Section 2.1; provided that, except as otherwise approved by the Company's Board of Directors, no Director shall participate in the Plan during any period when he serves as an Inside Director or is otherwise employed by the Company or by a Subsidiary.

1.14    Plan.  The Retirement Plan for the Board of Directors of
National Data Corporation, as amended from time to time.

1.15    Plan Administrator.  The Company.

1.16 Plan Year. The 12-month period beginning January 1 and ending December 31 of each year.

1.17 Retirement Date. The first day of the month on or next following the date when the Participant retires; provided that no Participant's Retirement Date shall be earlier than the first day of the month on or after his 70th birthday; further provided, however, that in the case of a Participant who has not attained the age of 70, but who has completed ten Years of Eligibility Service as of the date he, for whatever reason, is no longer a member of the Board of Directors, then in such case only, Retirement Date shall be defined as the first day of the month on or next following the date when the Participant retires, or, for whatever reason, is no longer a member of the Board of Directors.

1.18 Retirement Income. The amount payable to the Participant and/or his surviving Spouse, as described in Article 4.

1.19 Spouse. The person to whom the Participant is legally married on his date of death.

1.20 Subsidiary. A corporation with at least 50% of its voting stock (excluding stock having voting rights conditioned upon default) currently owned directly or indirectly by the Company.

1.21 Year of Eligibility Service. Solely for purposes of eligibility to commence participation under Section 2.1, each Outside Director shall be credited with one Year of Eligibility Service for each twelve consecutive-month period of Board Servi ce.

        ARTICLE 2
        Participation
2.1 Commencement of Participation. Each Outside Director is eligible to participate in the Plan immediately upon becoming an Outside Director. Except as otherwise approved by the Company's Board of Directors, each Outside Director's active participation and benefit accrual shall continue until the earliest of (a) the date he becomes an Inside Director or is otherwise employed by the Company or by a Subsidiary, or otherwise ceases to be an Outside Director as defined in
Section 1.8, (b) his date of death, or (c) his Benefit Commencement Date. Except as otherwise approved by the Company's Board of Directors, no Inside Director shall participate in the Plan.

2.2 Participant Contributions. Participants shall neither be required nor permitted to make contributions to the Plan.

2.3 No Directorship Rights. Participation in the Plan shall not give any Director the right to be retained in service as a Director, or any right or interest, except as expressly provided in the Plan.

        ARTICLE 3
        Vesting and Eligibility for Retirement Income

3.1 Vesting. The Participant shall become vested in his Retirement Income upon attaining five years of Board Service, which Retirement Income shall be computed as a percentage of the Annual Director's Fee, according to the following schedule:

                   Years of                            Percentage of
                Board Service                     Annual Director's Fee
                        0 - 4                                0%
                          5                                 50%
                          6                                 60%
                          7                                 70%
                          8                                 80%
                          9                                 90%
                        10 or more                         100%

3.2 Eligibility for Retirement Income. The Participant shall commence receiving his Retirement Income on the later of (a) the first day of the month on or after his 70th birthday, or (b) his Retirement Date,; in the amount described in Section 4.2, subject to payment of Retirement Income to an Outside Director prior to attaining age 70 based upon the Board of Directors' judgement regarding such Outside Director's sustained contribution as a member of the Company 's Board.

3.3 Vesting Upon Change in Control. Upon the occurrence of a Change in Control, for the purposes of Articles 2, 3 and 4 of the Plan, any Outside Director with less than ten years of Board Service or Years of Eligibility Service, shall be deemed to have a total of ten years of Board Service and ten Years of Eligibility Service.

3.4     Forfeiture of Retirement Income.
        (a) Early Termination of Outside Directorship. Except as otherwise approved by the Company's Board of Directors in accordance with Section 3.2 above, any Participant who ceases to be an Outside Director prior to attaining five Years of Board Service shall not be entitled to any Retirement Income.
        (b) Prohibited Activity. Notwithstanding any other provision of the Plan, a Participant who is entitled to a benefit under this Plan shall forfeit for himself and his spouse any benefit including a survivor benefit under the Plan if he either (a) enters into competition with the Company, (b) interferes with the relations between the Company and any customer, (c) engages in any activity which can reasonably be expected to result in any decrease of or loss in sales by the Company, or (d) engages in any activity which can reasonably be expected to adversely affect the Company's reputation, and the Committee determines that such activity is detrimental to the Company.

3.5 Availability for Consultation. During the term that a Participant is receiving monthly Retirement Income under the Plan, the Participant shall be available at reasonable times and for reasonable periods, to act as a consultant to the Board upon the request of the Board.

ARTICLE 4
        Forms and Amount of Retirement Income

4.1     Pre-retirement Survivor Benefit Coverage for the Married
Participant. The surviving Spouse of any Participant entitled to a Retirement Income who dies before receiving his full benefits under this Plan, shall receive monthly Retirement Income.

        The Plan shall provide the pre-retirement spousal survivor benefit coverage without any charge to the Participant or surviving Spouse for the cost of coverage. The Participant may not waive this spousal survivor benefit coverage in favor of any other beneficiary.

        (a) Amount of Spouse's Survivor Benefit. The surviving Spouse of the Participant with a vested Retirement Income who dies before his Benefit Commencement Date shall receive monthly Retirement Income in an amount equal to one-twelfth the amount of the Participant's Annual Director's Fee in effect as of his date of death.
        (b) Benefit Commencement Date. The Retirement Income shall become payable to the surviving Spouse on the later of (i) the first day of the first month for which Retirement Income would have become payable had the Participant not died before attaining age 70, or (ii) the first day of the month next following the Participant's date of death.
        (c) Payment Period. The last payment shall be due on the earliest of (i) the first day of the month in which the Spouse's remarriage occurs, (ii) the first day of the month in which the Spouse's death occurs, or (iii) the date when the Spouse and/or the Participant combined has received the number of payments equal to the number of months of Board Service accrued by the Participant as of his date of Retirement Date, subject to the limit set forth in Section 4.2(d).

4.2     Post-retirement Income.
        (a) Amount of Retirement Income. Upon the later of (i) the first day of the month on or after his 70th birthday, or (ii) his Retirement Date, the Participant shall be eligible to receive monthly Retirement Income in an amount equal to one-twelfth the amount of his Retirement Income as computed in Section 3.1 above. After the Participant's death, the monthly payments shall continue to his surviving Spouse until the expiration of the payment period described in subsection (c).
        (b) Benefit Commencement Date. The Retirement Income shall become payable to the Participant on the later of (i) the first day of the month on or after his 70th birthday, or (ii) his Retirement Date.
        (c) Payment Period. The last payment shall be due on the earlier of (i) the first day of the month in which occurs the death of the Participant or his Spouse, whoever is the last to die, (ii) the first day of the month in which the surviving Spouse's remarriage occurs, or
(iii) the date when the Participant and/or Spouse have received the number of payments equal to the number of months of Board Service accrued by the Participant as of his Retirement Date., subject to the limit set forth in Section 4.2(d).
        (d) Retirement Income Limitation. Monthly Retirement Income shall not exceed the following limits:
                (i) 180 months for any Participant with 15 years of Board Service as of the Effective Date of the Plan; or
                (ii)    120 months for any other Participant.

4.3 Payment to the Participant's or Spouse's Representative. If the Participant or Spouse, as applicable, is incompetent to handle his/her affairs or cannot be located on his/her Benefit Commencement Date or thereafter, the Committee shall make payments to his/her court-appointed personal representative, or if none is appointed, to his/her next-of-kin; provided that the Committee may request a court of competent jurisdiction to determine the payees, in which event all expenses incurred in obtaining the determination may be charged against the payee.

4.4 Unclaimed Benefits. In the event the Committee cannot locate, with reasonable effort, any person entitled to benefits for a period of seven years, his interest shall be canceled but shall be reinstated to the extent required by law in the event he subsequently makes a claim for benefits.



4.5 Application for Benefits. No Participant or Spouse shall be entitled to receive any Retirement Income until he/she has submitted to the Committee any required application form or other administrative form, properly completed.

4.6     Change in Control.      Without regard to age, if, after a
 Change in Control of the Company, an Outside Director's service as a director of the Company is terminated, then Retirement Income shall be paid to such Outside Director in accordance with Section 4.2 of this Plan, with the date of his termination as a director being deemed his Retirement Date for purposes of Section 4.2.

4.7 Deferral of Payments. At the election of the Outside Director, any payments otherwise due under this Plan may be deferred (to a date not later than attaining the age of 70). In the event deferral is elected, any deferred benefits shall accrue interest at the prime rate as quoted by Wachovia Bank, Atlanta, Georgia.


        ARTICLE 5
        Plan Termination

5.1 Termination of the Plan. The Company expects this Plan to be continued indefinitely but necessarily reserves the right to terminate the Plan at any time and from time to time, in whole or in part.


        ARTICLE 6
        Administration

6.1 Retirement Plan Committee. The Trustees of the Company's retirement plan shall constitute the Directors' Retirement Plan Committee (the "Committee").
        (a) Actions. The chairman of the Company's retirement plan Trustees shall serve as chairman of the Committee and shall preside at each meeting of the Committee. In the event of the chairman's absence at any meeting, the members present shall select one of their members to serve as acting chairman. The Committee shall appoint a secretary, who may or may not be a Committee member, to keep minutes of meetings and to perform other duties assigned by the Committee. The Committee may a ppoint such other officers as it deems necessary, who may or may not be Committee members. Each action of the Committee shall be taken by a majority vote of all members then in office, provided that the Committee may establish procedures for taking written votes without a meeting.
The Committee may, by a properly executed resolution, authorize any member or officer or any other person to sign communications and to execute documents on its behalf, and may delegate other duties and responsibilities as it considers to be in the best interest of the Plan.
        (b) Powers. The Committee shall have primary responsibility for the administration of the Plan, and all powers necessary to enable it to properly perform its duties, including but not limited to the following powers and duties:
                (1) The Committee may adopt rules and regulations necessary for the performance of its duties under the Plan.
                (2) The Committee shall have the power to construe the Plan and to decide all questions arising under the Plan.
                (3) The Committee shall determine the eligibility of Participants to receive benefits and the amount of benefits to which any Participant may be entitled under the Plan.
                (4) The Committee shall direct the payment of benefits from the Company's general treasury, and shall specify the payee, the amount and the conditions of each payment.
                (5) The Committee shall prepare and distribute to the Outside Directors plan summaries, notices, and other information about the Plan in such manner as it deems proper and in compliance with applicable law.
                (6)     The Committee shall provide forms for use by
                        Participants in applying for benefits.
                (7)     The Committee, as appropriate, shall appoint an
                        enrolled actuary to make periodic actuarial valuations of the Plan's experience and liabilities and to prepare actuarial statements.
                (8) The Committee shall retain legal counsel, accountants and such other agents as it deems necessary to properly administer the Plan.
                (9) The Committee shall cause to be filed all reports required under the Code.

6.2 Expenses. The Company shall pay all expenses incurred by the Committee in administering the Plan, including fees and charges of actuaries, attorneys, accountants, and consultants.

6.3 Indemnification. The Company shall indemnify and hold harmless the Committee and each member and each person to whom the Plan Administrator or the Committee has delegated responsibility under this
Article 6, from all joint or several liability for their acts and omissions and for the acts and omissions of their duly appointed agents in the administration of the Plan, except for their own breach of fiduciary duty and willful misconduct.

6.4 Amendment of the Plan. The Committee shall have the right to amend the Plan from time to time.

6.5 Applicable Law. The Plan shall be construed in accordance with the laws of the State of Georgia, except to the extent such laws are preempted by the Code.

6.6 Non-alienation. No benefits payable under the Plan shall be subject to the claim or legal process of any creditor of any Participant or Spouse, and no Participant or Spouse shall alienate, transfer, anticipate, or assign any benefits under the Plan.

6.7 Limitation on Rights. No person shall have any right or interest in any portion of the Plan except as specifically provided in the Plan.

Adopted as of the 18th day of December, 1991. Amended and Restated as of April 20, 1994.